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                                                                   EXHIBIT 10.39

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                        --------------------------------

                           SECOND AMENDED AND RESTATED
                          CREDIT AND SECURITY AGREEMENT

                                 BY AND BETWEEN

                               HESKA CORPORATION,
                          DIAMOND ANIMAL HEALTH, INC.,
                            CENTER LABORATORIES, INC.

                                       AND

                        WELLS FARGO BUSINESS CREDIT, INC.

                           Dated as of: JUNE 14, 2000


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                          SECOND AMENDED AND RESTATED
                         CREDIT AND SECURITY AGREEMENT

                            Dated as of June 14, 2000

                  HESKA CORPORATION, a Delaware corporation ("Heska"), DIAMOND ANIMAL HEALTH, INC., an Iowa corporation ("Diamond"), and CENTER LABORATORIES, INC., a Delaware corporation ("Center") (each of Heska, Diamond, and Center may be referred to herein individually as a "Borrower" and collectively as the "Borrowers") and WELLS FARGO BUSINESS CREDIT, INC., a Minnesota corporation formerly known as Norwest Business Credit, Inc. (the "Lender"), hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

                  Section 1.1 Definitions. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

                  (a) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular; and

                  (b) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP.

                  "Accounts" for a Borrower means all of such Borrower's accounts, as such term is defined in the UCC, including without limitation the aggregate unpaid obligations of customers and other account debtors to such Borrower arising out of the sale or lease of goods or rendition of services by such Borrower on an open account or deferred payment basis.

                  "Advance" means a Revolving Advance, a Term Loan A Advance, or a Term Loan B Advance.

                  "Affiliate" or "Affiliates", for any Borrower, means any Person controlled by, controlling or under common control with such Borrower, including (without limitation) any Subsidiary of such Borrower. For purposes of this definition, "control," when used with respect to any specified Person, means the power to direct

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         the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

                  "Aggregate Borrowing Base" means at any time the lesser of (a) the Maximum Line or (b) the sum of each Borrower's Borrowing Base.

                  "Agreement" means this Second Amended and Restated Credit and Security Agreement, as amended, supplemented or restated from time to time.

                  "Availability" for a Borrower means the difference of (i) such Borrower's Borrowing Base and (ii) the sum of (A) the outstanding principal balance of such Borrower's Revolving Note and (B) such Borrower's L/C Amount.

                  "Banking Day" means a day other than a Saturday, Sunday or other day on which banks are generally not open for business in Denver, Colorado and Minneapolis, Minnesota.

                  "Book Net Worth" of a Borrower means the aggregate of the common and preferred stockholders' equity in such Borrower, determined in accordance with GAAP.

                  "Borrowing Base" for a Borrower means, at any time the lesser of:

                  (a) the Maximum Line; or

                  (b) subject to change from time to time in the Lender's sole discretion:

                           (i) 85% of Eligible Accounts of such Borrower, plus

                           (ii) the lesser of (A) the sum of (1) 30% of Eligible Inventory of such Borrower consisting of raw materials plus (2) 50% of Eligible Inventory of such Borrower consisting of finished goods, or (B) the difference of (1) $6,000,000 less (2) the aggregate amount of Advances made to all Borrowers other than such Borrower in reliance on Eligible Inventory, less

                           (iii) for any Borrower other than Heska, the principal sum of all outstanding Advances made to Heska in reliance on such Borrower's Borrowing Base.

                  "Capital Expenditures" for any Borrower for a period means any expenditure of money for the purchase or construction of assets, or for improvements or additions thereto during such period, which are capitalized on such Borrower's balance sheet, whether financed or unfinanced.


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                  "Cash" means instantly available cash and cash equivalents
         (including, without limitation, investments permitted by Section 7.4(a)(i) and the investments identified at item (i) on Schedule 7.4).

                  "Center Revolving Note" means the revolving promissory note of Center and Heska of even date herewith, in the form attached as Exhibit C.

                  "Collateral" means all of each Borrower's Equipment, General Intangibles, Inventory, Receivables, Investment Property, all sums on deposit in any Collateral Account, and any items in any Lockbox; together with (i) all substitutions and replacements for and products of any of the foregoing; (ii) proceeds of any and all of the foregoing;
         (iii) in the case of all tangible goods, all accessions; (iv) all accessories, attachments, parts, equipment and repairs now or hereafter attached or affixed to or used in connection with any tangible goods;
         (v) all warehouse receipts, bills of lading and other documents of title now or hereafter covering such goods; and (vi) all amounts on deposit in any Special Account. Notwithstanding the foregoing, except to the extent necessary for the Lender to fully exercise its rights and remedies hereunder with respect to Inventory and other tangible collateral of the Borrowers, the term "Collateral" shall not include any Intellectual Property License to the extent granting a security interest therein is prohibited by or would constitute a default under any such license (but only to the extent such prohibition is enforceable under applicable law).

                  "Collateral Account" for Diamond has the meaning given in such Borrower's Collateral Account Agreement and for Heska and Center has the same meaning as the "Lender Account" in the Lockbox Agreement of each such Borrower.

                  "Collateral Account Agreement" for Diamond means the Collateral Account Agreement dated as of October 16, 1997, by and among such Borrower, Norwest Bank Iowa, NA, and the Lender.

                  "Commitment" means the Lender's commitment to make Advances to or for the Borrowers' account pursuant to Article II.

                  "Credit Facility" means the credit facility being made available to the Borrowers by the Lender pursuant to Article II.

                  "Debt" of any Person means all items of indebtedness or liability which in accordance with GAAP would be included in determining total liabilities as shown on the liabilities side of a balance sheet of that Person as at the date as of which Debt is to be determined. For purposes of determining a Person's aggregate Debt at any time,


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         "Debt" shall also include the aggregate payments required to be made by such Person at any time under any lease that is considered a capitalized lease under GAAP.

                  "Default" means an event that, with giving of notice or passage of time or both, would constitute an Event of Default.

                  "Default Period" means any period of time beginning on the day on which a Default or Event of Default has occurred and ending on the date the Lender notifies the Borrowers in writing that such Default or Event of Default has been cured or waived.

                  "Default Rate" means, (i) with respect to the Revolving Advances, an annual rate equal to three percent (3.0%) over the Revolving Floating Rate, which rate shall change when and as the Revolving Floating Rate changes, and (ii) with respect to the Term Advances, an annual rate equal to three percent (3.0%) over the Term Floating Rate, which rate shall change when and as the Term Floating Rate changes.

                  "Diamond Revolving Note" means the revolving promissory note of Diamond and Heska of even date herewith, in the form attached as Exhibit B.

                  "Discretionary Reduction" means any of the following that is unilaterally adopted by the Lender through the exercise of its sole discretion: (a) a reduction (in accordance with subsection (b) of the definition of Borrowing Base) in any advance rate under any Borrower's Borrowing Base; (b) disqualification (in accordance with subsection
         (xiv) of the definition of Eligible Accounts) of any Account that would otherwise have been an Eligible Account; or (c) disqualification (in accordance with subsection (x) of the definition of Eligible Inventory) of any Inventory that would otherwise have been Eligible Inventory.

                  "Discretionary Reduction Date" means any date on which the Aggregate Borrowing Base is at least $3,000,000 less than it would have been had no Discretionary Reductions been adopted.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "Eligible Accounts" for a Borrower means all unpaid Accounts of such Borrower, net of any credits, except the following shall not in any event be deemed Eligible Accounts:

                           (i) That portion of Accounts with terms of 60 days or
                  less that are over 60 days past due, and all other Accounts over 90 days past invoice date;


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                           (ii) That portion of Accounts that is disputed or
                  subject to a claim of offset or a contra account (up to the amount of such dispute), including that portion of Accounts due from customers who have made prepayments, up to the amount of the prepayment;

                           (iii) That portion of Accounts not yet earned by the
                  final delivery of goods or rendition of services, as applicable, by the Borrower to the customer;

                           (iv) Accounts owed by any unit of government, whether
                  foreign or domestic (provided, however, that there shall be included in Eligible Accounts that portion of Accounts owed by such units of government for which the Borrower has provided evidence satisfactory to the Lender that (A) the Lender has a first priority perfected security interest and (B) such Accounts may be enforced by the Lender directly against such unit of government under all applicable laws);

                           (v) Accounts owed by an account debtor located
                  outside the United States and Canada which are not (A) backed by a bank letter of credit naming the Lender as beneficiary or assigned to the Lender, in the Lender's possession and acceptable to the Lender in all respects, in its reasonable discretion, or (B) covered by a foreign receivables insurance policy acceptable to the Lender in its sole discretion;

                           (vi) Accounts owed by an account debtor that the
                  Borrower has learned or has determined to be insolvent, is the subject of bankruptcy proceedings or has gone out of business;

                           (vii) Accounts owed by a shareholder, Subsidiary,
                  Affiliate, officer or employee of the Borrower;

                           (viii) Accounts not subject to a duly perfected
                  security interest in the Lender's favor or which are subject to any lien, security interest or claim in favor of any Person, other than Permitted Liens;

                           (ix) That portion of Accounts that has been
                  restructured, extended, amended or modified;

                           (x) That portion of Accounts that constitutes
                  advertising, finance charges, service charges or sales or excise taxes;

                           (xi) Accounts owed by an account debtor, regardless
                  of whether otherwise eligible, if 10% or more of the total amount due under Accounts from such debtor is ineligible under clauses (i), (ii) or (ix) above;

                           (xii) That portion of the aggregate Accounts of a
                  single customer owed to all Borrowers in the aggregate that exceeds 15% of all Accounts of all Borrowers in the aggregate;


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                           (xiii) That portion of Accounts that arises from
                  research contracts;

                           (xiv) Accounts, or portions thereof, otherwise deemed
                  ineligible by the Lender in its sole discretion.

                  "Eligible Inventory" for a Borrower means all Inventory of such Borrower, at the lower of cost or market value as determined in accordance with GAAP; provided, however, that the following shall not in any event be deemed Eligible Inventory:

                           (i) Inventory that is: in-transit; located at any
                  warehouse, job site or other premises not approved by the Lender in writing; located outside of the states, or localities, as applicable, in which the Lender has filed financing statements to perfect a first priority security interest in such Inventory; covered by any negotiable or non-negotiable warehouse receipt, bill of lading or other document of title; on consignment from or to any Person or subject to any bailment unless such consignee or bailee has executed an agreement with the Lender;

                           (ii) Supplies, packaging or parts Inventory;

                           (iii) Work-in-process Inventory;

                           (iv) Inventory that is damaged, obsolete, or not
                  currently saleable in the normal course of the Borrower's operations;

                           (v) Inventory that the Borrower has returned, has
                  attempted to return, is in the process of returning or intends to return to the vendor thereof;

                           (vi) Inventory that is perishable or live; provided,
                  however, that Inventory with an expiration date shall be deemed Eligible Inventory, up to 90 days before the expiration date of such Inventory;

                           (vii) Inventory that is subject to a security
                  interest in favor of any Person other than the Lender, except for Permitted Liens;

                           (vii) Inventory manufactured by any Borrower pursuant
                  to a license that (A) prohibits the Lender from exercising its rights against such Inventory or (B) restricts such Borrower's ability to grant the Lender the right to sell such Inventory, in either case unless the applicable licensor has agreed in writing to permit the Lender to exercise its rights and remedies against such Inventory;

                           (viii) Sample Inventory; and

                           (ix) Inventory otherwise deemed ineligible by the
                  Lender in its sole discretion.

                  "Environmental Laws" has the meaning specified in Section
         5.12.


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                  "Equipment" of a Borrower means all of such Borrower's
         equipment, as such term is defined in the UCC, whether now owned or hereafter acquired, including but not limited to all present and future machinery, vehicles, furniture, fixtures, manufacturing equipment, shop equipment, office and recordkeeping equipment, parts, tools, supplies, and including specifically (without limitation) the goods described in any equipment schedule or list herewith or hereafter furnished to the Lender by any Borrower.

                  "Event of Default" has the meaning specified in Section 8.1.

                  "Existing Revolving Advances" has the meaning specified in
         Section 2.1.

                  "Excess Collateral Base" for a Borrower means the difference of (i) such Borrower's Borrowing Base calculated without taking into account the limitation imposed by the Maximum Line, and (ii) the sum of
         (A) the outstanding principal balance of such Borrower's Revolving Note and (B) such Borrower's L/C Amount.

                  "Expanded Heska Borrowing Base" on a given date means the lesser of (a) the Maximum Line or (b) subject to change from time to time in the Lender's sole discretion, the sum of (i) Heska's Borrowing Base, plus (ii) for each Borrower other than Heska, the lesser of (A) such Borrower's Availability as of such date or (B) the amount by which the Tangible Net Worth of such Borrower on such date exceeds $2,000,000.

                  "Factory Mortgage" means the Combination Mortgage, Assignment of Rents and Fixture Financing Statement, executed by the Borrower for the benefit of the Lender, dated as of September 8, 1998, concerning the Factory Mortgaged Property, as amended by a First Amendment to Combination Mortgage, Assignment of Rents and Fixture Financing Statement of even date herewith.

                  "Factory Mortgaged Property" means Mortgaged Property as defined in the Factory Mortgage.

                  "Farm Mortgage" means the Combination Mortgage, Assignment of Rents and Fixture Financing Statement, executed by the Borrower for the benefit of the Lender, dated as of September 8, 1998, concerning the Farm Mortgaged Property, as amended by a First Amendment to Combination Mortgage, Assignment of Rents and Fixture Financing Statement of even date herewith.

                  "Farm Mortgaged Property" means Mortgaged Property as defined in the Farm Mortgage.

                  "Funding Date" has the meaning given in Section 2.2.



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                  "GAAP" means generally accepted accounting principles, applied on a basis consistent with the accounting practices applied in the financial statements described in Section 5.5.

                  "General Intangibles" of a Borrower means all of such Borrower's general intangibles, as such term is defined in the UCC, whether now owned or hereafter acquired, including (without limitation) all present and future patents, patent applications, copyrights, trademarks, trade names, trade secrets, customer or supplier lists and contracts, manuals, operating instructions, permits, franchises, the right to use the Borrower's name, and the goodwill of the Borrower's business.

                  "Guarantors" shall mean Diamond, Center, and any other Person who executes a guaranty of all or any part of the Obligations for the benefit of the Lender.

                  "Hazardous Substance" has the meaning given in Section 5.12.

                  "Heska Revolving Note" means Heska's revolving promissory note of even date herewith, in the form attached as Exhibit A.

                  "Inactive Period" means a period beginning on the date of this Agreement and ending on the date that the Lender gives notice to the Borrower that an audit has been completed and all outstanding audit issues with respect to the Borrowers' Collateral have been resolved to the Lender's satisfaction; provided, however, that the Lender shall use commercially reasonable efforts to cooperate with the Borrowers in resolving such issues in an efficient manner.

                  "Intellectual Property License" means a license owned by any Borrower, which license allows such Borrower the use of any patent, trademark, trade name, or copyrighted material owned by a Person that is not a Borrower.

                  "Inventory" of a Borrower means all of such Borrower's inventory, as such term is defined in the UCC, whether now owned or hereafter acquired, whether consisting of whole goods, spare parts or components, supplies or materials, whether acquired, held or furnished for sale, for lease or under service contracts or for manufacture or processing, and wherever located.

                  "Investment Property" of a Borrower means all of such Borrower's investment property, as such term is defined in the UCC, whether now owned or hereafter acquired, including but not limited to all securities, security entitlements, securities accounts, commodity contracts, commodity accounts, stocks, bonds, mutual fund shares, money market shares and U.S. Government securities.

                  "Issuer" means the issuer of any Letter of Credit.



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                  "L/C Amount" for a Borrower means the sum of (i) the Aggregate
         Face Amount of any issued and outstanding Letters of Credit for which the Borrower is the account party and (ii) the unpaid amount of the Obligation of Reimbursement with respect to such Letters of Credit.

                  "L/C Application" means an application and agreement for Letters of Credit in a form acceptable to the Issuer and the Lender.

                  "Letter of Credit" has the meaning given it in Section 2.18.

                  "Liquidity" means the sum of Cash plus Excess Collateral Base.

                  "Loan Documents" means this Agreement, the Notes and the Security Documents.

                  "Lockbox" for any Borrower has the meaning given in such Borrower's Lockbox Agreement.

                  "Lockbox Agreement" for Diamond means the Agreement as to Lockbox Service by and among such Borrower, Norwest Bank Iowa, NA, and the Lender, dated as of October 16, 1997, and for Heska and Center means the Lockbox and Collection Account Agreement among such Borrower, Regulus West LLC ("Regulus"), Wells Fargo Bank, NA, and Lender, dated as of the date hereof.

                  "Maturity Date" means May 31, 2002.

                  "Maximum Line" means $10,000,000, unless said amount is reduced pursuant to Section 2.12, in which event it means the amount to which said amount is reduced.

                  "Minimum Interest Charge" has the meaning given in Section 2.8(d).

                  "Net Income" for a Borrower means, for any period, after-tax net income from continuing operations (that is, not including extraordinary items, or gains or losses from unusual items or discontinued operations), in each case for such Borrower for such period, as determined in accordance with GAAP.

                   "Note" means the Revolving Note, the Term Loan A Note, or the Term Loan B Note and "Notes" means the Revolving Note, the Term Loan A Note, and the Term Loan B Note.

                  "Obligation of Reimbursement" has the meaning given in Section 2.19.



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                  "Obligations" means each and every debt, liability and
         obligation of every type and description which any Borrower may now or at any time hereafter owe to the Lender, related to the indebtedness arising under this Agreement, the Notes or any other agreement between any such Borrower and the Lender, entered into in connection with the Credit Facility, including without limitation the Obligation of Reimbursement.

                  "Old Credit Documents" means that certain Amended and Restated Credit and Security Agreement dated as of September 8, 1998 by and between Diamond and the Lender, as amended by a First Amendment to Credit and Security Agreement, dated as of August 26, 1999.

                  "Old Revolving Note" means Diamond's revolving promissory note dated as of September 8, 1998, payable to the order of the Lender in the original principal amount of $2,500,000.

                  "Old Term Loan A Note" means Diamond's promissory note dated as of September 8, 1998, payable to the order of the Lender in the original principal amount of $1,600,000.

                  "Old Term Loan B Note" means Diamond's promissory note dated as of September 8, 1998, payable to the order of the Lender in the original principal amount of $2,570,000.

                   "Other Lender" means a lender who is providing equipment financing to the Borrower, where a condition of such financing is that no other security interests can be granted in such equipment (other than nonconsensual liens) while the underlying debt is still outstanding.

                  "Permitted Lien" has the meaning given in Section 7.1.

                  "Person" means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                  "Plan" means an employee benefit plan or other plan maintained for the Borrower's employees and covered by Title IV of ERISA.

                  "Premises" means all premises where any Borrower conducts its business and has any rights of possession, including (without limitation) the premises legally described in Exhibit F attached hereto.



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

                  "Prime Rate" means the rate publicly announced from time to time by Wells Fargo Bank, N.A. as its "prime rate" or, if such bank ceases to announce a rate so designated, any similar successor rate designated by the Lender.

                  "Receivables" of a Borrower means each and every right of such Borrower to the payment of money, whether such right to payment now exists or hereafter arises, whether such right to payment arises out of a sale, lease or other disposition of goods or other property, out of a rendering of services, out of a loan, out of the overpayment of taxes or other liabilities, or otherwise arises under any contract or agreement, whether such right to payment is created, generated or earned by such Borrower or by some other person who subsequently transfers such person's interest to such Borrower, whether such right to payment is or is not already earned by performance, and howsoever such right to payment may be evidenced, together with all other rights and interests (including all liens and security interests) which such Borrower may at any time have by law or agreement against any account debtor or other obligor obligated to make any such payment or against any property of such account debtor or other obligor; all including but not limited to all present and future accounts, contract rights, loans and obligations receivable, chattel papers, bonds, notes and other debt instruments, tax refunds and rights to payment in the nature of general intangibles.

                  "Reportable Event" shall have the meaning assigned to that term in Title IV of ERISA.

                  "Revolving Advance" has the meaning given in Section 2.2.

                  "Revolving Floating Rate" means an annual rate equal to the sum of the Prime Rate plus the Spread, which annual rate shall change when and as the Prime Rate changes.

                  "Revolving Note" means the Heska Revolving Note, the Diamond Revolving Note, and the Center Revolving Note.

                   "Security Documents" means this Agreement, each Collateral Account Agreement, each Lockbox Agreement, the Factory Mortgage, the Farm Mortgage, and any other document delivered to the Lender from time to time to secure the Obligations, as the same may hereafter be amended, supplemented or restated from time to time.

                  "Security Interest" has the meaning given in Section 3.1.



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

                  "Special Account" means a specified cash collateral account maintained by a financial institution acceptable to the Lender in connection with Letters of Credit, as contemplated by Sections 2.20 and 3.8.

                  "Spread" has the meaning given in Section 2.7.

                  "Subsidiary" of any Borrower means any corporation of which more than 50% of the outstanding shares of capital stock having general voting power under ordinary circumstances to elect a majority of the board of directors of such corporation, irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency, is at the time directly or indirectly owned by such Borrower, by such Borrower and one or more other Subsidiaries, or by one or more other Subsidiaries.

                  "Tangible Net Worth" of a Borrower means the difference between (i) the tangible assets of such Borrower, which, in accordance with GAAP are tangible assets, after deducting adequate reserves in each case where, in accordance with GAAP, a reserve is proper and (ii) all Debt of such Borrower; provided, however, that notwithstanding the foregoing in no event shall there be included as such tangible assets patents, trademarks, trade names, copyrights, licenses, goodwill, receivables from Affiliates, directors, officers or employees, prepaid expenses, deposits, deferred charges or treasury stock or any securities or Debt of such Borrower or any other securities unless the same are readily marketable in the United States of America or entitled to be used as a credit against federal income tax liabilities, and any other assets designated from time to time by the Lender, in its reasonable discretion.

                  "Tax Expense" for a Borrower as of any date means state and federal income taxes recorded by such Borrower for the year-to-date period ending on such date.

                  "Term Advances" means the Term Loan A Advance and the Term Loan B Advances.

                  "Term Floating Rate" means an annual rate equal to the sum of the Prime Rate plus the Spread, which annual rate shall change when and as the Prime Rate changes.

                  "Term Loan A Advance" has the meaning specified in Section
         2.3.

                  "Term Loan A Note" means the promissory note, payable to the order of the Lender in substantially the form of Exhibit D hereto and any note or notes issued in substitution therefor, as the same may hereafter be amended, supplemented or restated from time to time.

                  "Term Loan B Advance" has the meaning specified in Section
         2.5.



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

                  "Term Loan B Note" means the promissory note, payable to the order of the Lender in substantially the form of Exhibit E hereto and any note or notes issued in substitution therefor, as the same may hereafter be amended, supplemented or restated from time to time.

                  "Termination Date" means the earliest of (i) the Maturity Date, (ii) the date the Borrower terminates the Credit Facility, or
         (iii) the date the Lender demands payment of the Obligations after an Event of Default pursuant to Section 8.2

                  "UCC" means the Uniform Commercial Code as in effect from time to time in the state designated in Section 9.15 as the state whose laws shall govern this Agreement, or in any other state whose laws are held to govern this Agreement or any portion hereof.

                  "Wells Fargo Bank" means Wells Fargo Bank West, National Association.

                  Section 1.2 Cross References. All references in this Agreement to Articles, Sections and subsections, shall be to Articles, Sections and subsections of this Agreement unless otherwise explicitly specified.

                                   ARTICLE II

                     AMOUNT AND TERMS OF THE CREDIT FACILITY

                  Section 2.1 Existing Advances.

                  (a) EXISTING REVOLVING ADVANCES. The Lender has made various revolving advances to Diamond (the "Existing Revolving Advances") as evidenced by the Old Credit Documents. As of June 13, 2000, the outstanding principal balance of the Existing Revolving Advances was $1,240,034.96. Upon execution and delivery of this Agreement, the Existing Revolving Advances shall be deemed to be Revolving Advances pursuant to Section 2.2 and repayable in accordance with the Diamond Revolving Note. To the extent the Diamond Revolving Note evidences the Existing Revolving Advances, the Diamond Revolving Note shall be issued in substitution for and replacement of but not in payment of the Old Revolving Note.

                  (b) EXISTING TERM ADVANCES. In addition to the foregoing, the Lender has made a Term Loan A Advance to Diamond in the amount of $1,600,000 and a Term Loan B Advance to Diamond in the amount of $2,250,000, each as evidenced by the Old Credit Documents. As of June 13, 2000, the outstanding principal balance of the Term Loan A Advance was $1,040,000.14, and the outstanding principal balance of the Term Loan B Advance was $2,062,500. The Term Loan A Note shall be issued in substitution for and



                                                                            - 14
replacement of, but not in payment of, the Old Term Loan A Note, and the Term Loan B Note shall be issued in substitution for and replacement of, but not in payment of, the Old Term Loan B Note.

                  Section 2.2 Revolving Advances. The Lender agrees, on the terms and subject to the conditions herein set forth, to make advances (the "Revolving Advances") to any Borrower from time to time from the date the Inactive Period ends (the "Funding Date") to the Termination Date, on the terms and subject to the conditions herein set forth. The Lender shall have no obligation to make a Revolving Advance to a Borrower if, after giving effect to such requested Revolving Advance, (a) the sum of the outstanding and unpaid Revolving Advances would exceed the Aggregate Borrowing Base, (b) the sum of the outstanding and unpaid Revolving Advances to any Borrower other than Heska would exceed such Borrower's Borrowing Base, (c) the sum of the outstanding and unpaid Revolving Advances to Heska would exceed the Expanded Heska Borrowing Base, or
(d) during any Default Period, the sum of the outstanding and unpaid Revolving Advances to Heska would exceed Heska's Borrowing Base. Each Borrower's obligation to pay the Revolving Advances shall be evidenced by such Borrower's Revolving Note and shall be secured by the Collateral as provided in Article III and the Mortgaged Property as defined in each of the Factory Mortgage and the Farm Mortgage. Within the limits set forth in this Section 2.2, each Borrower may borrow, prepay pursuant to Section 2.12 and reborrow. Each Borrower agrees to comply with the following procedures in requesting Revolving Advances under this Section 2.2:

                  (a) Such Borrower shall make each request for a Revolving Advance to the Lender before 11:00 a.m. (Denver time) of the day of the requested Revolving Advance. Requests may be made in writing or by telephone, specifying the date of the requested Revolving Advance and the amount thereof. Each request shall be by (i) any officer of such Borrower; or (ii) any person designated as such Borrower's agent by any officer of such Borrower in a writing delivered to the Lender; or (iii) any person whom the Lender reasonably believes to be an officer of such Borrower or such a designated agent.

                  (b) Upon fulfillment of the applicable conditions set forth in
         Article IV, the Lender shall disburse the proceeds of the requested Revolving Advance by crediting the same to such Borrower's demand deposit account maintained with Wells Fargo Bank unless the Lender and the Borrower shall agree in writing to another manner of disbursement. Upon the Lender's request, such Borrower shall promptly confirm each telephonic request for an Advance by executing and delivering an appropriate confirmation certificate to the Lender. Each Borrower shall repay all such Advances even if the Lender does not receive such confirmation and even if the person requesting such Advance was not in fact authorized to do so. Any request for an Advance by a Borrower, whether written or telephonic, shall be deemed to be a



                                                                            - 15
         representation by such Borrower that the conditions set forth in
         Section 4.2 have been satisfied as of the time of the request.

                  Section 2.3 Term Loan A Advance. The Lender has previously made an advance to Diamond in the amount of $1,600,000 (the "Term Loan A Advance"). The Borrowers' obligation to pay the Term Loan A Advance shall be evidenced by the Term Loan A Note and shall be secured by the Collateral as provided in Article III and the Mortgaged Property as defined in each of the Factory Mortgage and the Farm Mortgage.

                  Section 2.4 Payment of Term Loan A Note. The outstanding principal balance of the Term Loan A Note shall be due and payable as follows:

                  (a) On June 1, 2000 and the first day of each month thereafter, in monthly installments of $18,667; and

                  (b) On the Maturity Date, the entire unpaid principal balance of the Term Loan A Note, and all unpaid interest accrued thereon, shall in any event be due and payable.

                  Section 2.5 Term Loan B Advances. The Lender has previously made advances to Diamond in the amount of $2,250,000 (the "Term Loan B Advances"). The Borrowers' obligation to pay the Term Loan B Advances shall be evidenced by the Term Loan B Note and shall be secured by the Collateral as provided in Article III and the Mortgaged Property as defined in each of the Factory Mortgage and the Farm Mortgage.

                  Section 2.6 Payment of Term Loan B Note. The outstanding principal balance of the Term Loan B Note shall be due and payable as follows:

                  (a) On June 1, 2000 and the first day of each month thereafter, in monthly installments of $17,658; and

                  (b) On the Maturity Date, the entire unpaid principal balance of the Term Loan B Note, and all unpaid interest accrued thereon, shall in any event be due and payable.

                  Section 2.7 Spread. The spread (the "Spread") means, with respect to calculation of the Revolving Floating Rate, one percent (1.0%), and with respect to calculation of the Term Floating Rate, one and one-quarter percent (1.25%).

                  Section 2.8 Interest; Minimum Interest Charge; Default Interest; Participations; Usury. Interest accruing on the Notes shall be due and payable in arrears on the first day of each month.



                                                                            - 16

                  (a) REVOLVING NOTE. Except as set forth in Sections 2.8(e), 2.8(f) and 2.8(g), the outstanding principal balance of the Revolving Note shall bear interest at the Revolving Floating Rate.

                  (b) TERM LOAN A NOTE. Except as set forth in Sections 2.8(e), 2.8(f) and 2.8(g), the outstanding principal balance of the Term Loan A Note shall bear interest at the Term Floating Rate.

                  (c) TERM LOAN B NOTE. Except as set forth in Sections 2.8(e), 2.8(f) and 2.8(g), the outstanding principal balance of the Term Loan B Note shall bear interest at the Term Floating Rate.

                  (d) MINIMUM INTEREST CHARGE. Notwithstanding Sections 2.8(a), 2.8(b), 2.8(c) and 2.8(e), the Borrowers shall pay to the Lender interest of not less than $100,000 per calendar year (the "Minimum Interest Charge") during the term of this Agreement, and the Borrowers shall pay any deficiency between the Minimum Interest Charge and the amount of interest otherwise calculated under Sections 2.8(a), 2.8(b), or 2.8(c) on the date and in the manner provided in Section 2.10; provided, however, that if the period for which the Minimum Interest Charge is being calculated is shorter than one year, such amount shall be prorated on a per diem basis for such shorter period.

                  (e) DEFAULT INTEREST RATE. At any time during any Default Period, in the Lender's sole discretion and without waiving any of its other rights and remedies, the principal of the Advances outstanding from time to time shall bear interest at the Default Rate, effective for any periods designated by the Lender from time to time during that Default Period.

                  (f) PARTICIPATIONS. If any Person shall acquire a participation in the Advances under this Agreement, the Borrower shall be obligated to the Lender to pay the full amount of all interest calculated under this Section 2.8, along with all other fees, charges and other amounts due under this Agreement, regardless if such Person elects to accept interest with respect to its participation at a lower rate than the Revolving Floating Rate or the Term Floating Rate, or otherwise elects to accept less than its prorata share of such fees, charges and other amounts due under this Agreement.

                  (g) USURY. In any event no rate change shall be put into effect which would result in a rate greater than the highest rate permitted by law.



                                                                            - 17

                  Section 2.9 Fees.

                  (a) ORIGINATION FEE. The Borrower hereby agrees to pay the Lender a fully earned and non-refundable origination fee in the amount of $18,750, which fee is due and payable upon the execution of this Agreement.

                  (b) UNUSED LINE FEE. For the purposes of this Section 2.11(b), "Unused Amount" means the Maximum Line reduced by (i) outstanding Revolving Advances and (ii) the L/C Amount. The Borrowers agree to pay to the Lender an unused line fee at the rate of one-quarter of one percent (0.25%) per annum on the average daily Unused Amount from the date of this Agreement to and including the Termination Date, due and payable monthly in arrears on the first day of the month and on the Termination Date.

                  (C) AUDIT FEES. The Borrower hereby agrees to pay the Lender, on demand, audit fees in connection with any audits or inspections conducted by the Lender of any Collateral or the Borrower's operations or business at the rates established from time to time by the Lender as its audit fees (which fees are currently $70 per hour per auditor), together with all actual out-of-pocket costs and expenses incurred in conducting any such audit or inspection, such audits shall be conducted, at the least, on a quarterly basis; provided, however, that the Borrowers shall not have to reimburse the Lender for such fees, costs and expenses incurred during the Inactive Period except for audits conducted at the Borrowers' request to bring the Inactive Period to an end. In addition, except during Default Periods, the Borrowers shall not have to reimburse the Lender for such fees, costs and expenses to the extent they exceed $80,000 (including audits during the Inactive Period) during the period beginning on the date of this Agreement and ending on the first anniversary of this Agreement. If Center is sold, this limitation shall be renegotiated in a commercially reasonable manner by the Lender and the Borrowers.

                  (d) LETTER OF CREDIT FEES. The Borrower agrees to pay the Lender a fee with respect to each Letter of Credit, if any, accruing on a daily basis and computed at the annual rate of two and one-half percent (2.5%) of the aggregate amount that may then be drawn on all issued and outstanding Letters of Credit assuming compliance with all conditions for drawing thereunder (the "Aggregate Face Amount"), from and including the date of issuance of such Letter of Credit until such date as such Letter of Credit shall terminate by its terms or be returned to the Lender, due and payable monthly in arrears on the first day of each month and on the Termination Date; provided, however that during Default Periods, in the Lender's sole discretion and without waiving any of its other rights and remedies, such fee shall increase to five and one-half percent (5.5%) of the Aggregate Face Amount. The foregoing fee shall be in



                                                                            - 18
         addition to any and all fees, commissions and charges of any Issuer of a Letter of Credit with respect to or in connection with such Letter of Credit

                  (e) LETTER OF CREDIT ADMINISTRATIVE FEES. The Borrower agrees to pay the Lender, on demand, the administrative fees charged by the Issuer in connection with the honoring of drafts under any Letter of Credit, amendments thereto, transfers thereof and all other activity with respect to the Letters of Credit at the then-current rates published by the Issuer for such services rendered on behalf of customers of the Issuer generally.

                  Section 2.10 Computation of Interest and Fees; When Interest Due and Payable. Interest accruing on the outstanding principal balance of the Advances and fees hereunder outstanding from time to time shall be computed on the basis of actual number of days elapsed in a year of 360 days. Interest shall be payable in arrears on the first day of each month and on the Termination Date.

                  Section 2.11 Capital Adequacy.

                  If any Related Lender determines at any time that its Return has been reduced as a result of any Rule Change, such Related Lender may require the Borrower to pay it the amount necessary to restore its Return to what it would have been had there been no Rule Change. For purposes of this Section 2.11:

                  (a) "Capital Adequacy Rule" means any law, rule, regulation, guideline, directive, requirement or request regarding capital adequacy, or the interpretation or administration thereof by any governmental or regulatory authority, central bank or comparable agency, whether or not having the force of law, that applies to any Related Lender. Such rules include rules requiring financial institutions to maintain total capital in amounts based upon percentages of outstanding loans, binding loan commitments and letters of credit.

                  (b) "L/C Rule" means any law, rule, regulation, guideline, directive, requirement or request regarding letters of credit, or the interpretation or administration thereof by any governmental or regulatory authority, central bank or comparable agency, whether or not having the force of law, that applies to any Related Lender. Such rules include rules imposing taxes, duties or other similar charges, or mandating reserves, special deposits or similar requirements against assets of, deposits with or for the account of, or credit extended by any Related Lender, on letters of credit.



                                                                            - 19

                  (c) "Related Lender" includes (but is not limited to) the Lender, any parent corporation of the Lender and any assignee of any interest of the Lender hereunder and any participant in the loans made hereunder.

                  (d) "Return" for any period, means the return as determined by a Related Lender on the Advances and Letters of Credit based upon its total capital requirements and a reasonable attribution formula that takes account of the Capital Adequacy Rules and the L/C Rules then in effect, costs of issuing or maintaining any Letter of Credit and amounts received or receivable under this Agreement or the Notes with respect to any Advance or Letter of Credit. Return may be calculated for each calendar quarter and for the shorter period between the end of a calendar quarter and the date of termination of whole of this Agreement.

                  (e) "Rule Change" means any change in any Capital Adequacy Rule or L/C Rule occurring after the date of this Agreement, but the term does not include any changes in applicable requirements that at the Closing Date are scheduled to take place under the existing capital Adequacy Rules or L/C Rules or any increases in the capital that any Related Lender is required to maintain to the extent that the increases are required due to a regulatory authority's assessment of the financial condition of such Related Lender.

The Lender will promptly notify the Borrower of any event of which it has knowledge, occurring after the date hereof, which will entitle the Lender to compensation pursuant to this Section 2.11. Certificates of any Related Lender sent to the Borrower from time to time claiming compensation under this Section 2.11, stating the reason therefor and setting forth in reasonable detail the calculation of the additional amount or amounts to be paid to the Related Lender hereunder to restore its Return shall be conclusive absent manifest error. In determining such amounts, the Related Lender may use any reasonable averaging and attribution methods.

                  Section 2.12 Voluntary Prepayment; Reduction of the Maximum Line; Termination of the Credit Facility by the Borrower. Except as otherwise provided herein, each Borrower may prepay the Revolving Advances made to it in whole at any time or from time to time in part. Diamond may prepay the Term Loan A Advances (other than in accordance with Section 2.4) or prepay the Term Loan B Advances (other than in accordance with Section 2.6), or Heska may terminate the Credit Facility or reduce the Maximum Line at any time if it (i) gives the Lender at least 30 days' prior written notice and (ii) pays the Lender the prepayment, termination or line reduction fees in accordance with Section 2.13. Any prepayment of the Term Loan A Advances (other than in accordance with Section 2.4), any prepayment of the Term Loan B Advances (other than in accordance with Section 2.6), or reduction in the Maximum Line must be in an amount not less than $250,000 or an integral multiple thereof. If the Borrower reduces the Maximum Line to zero, all Obligations



                                                                            - 20
shall be immediately due and payable. Any partial prepayments of the Term Loan A Note (other than in accordance with Section 2.4), and any partial prepayments of the Term Loan B Note (other than in accordance with Section 2.6), shall be applied to principal payments due and owing in inverse order of their maturities. Upon termination of the Credit Facility and payment and performance of all Obligations, the Lender shall release or terminate the Security Interest and the Security Documents to which the Borrowers are entitled by law.

                  Section 2.13 Termination, Line Reduction and Prepayment Fees; Waiver of Termination, Prepayment and Line Reduction Fees.

                  (a) TERMINATION AND LINE REDUCTION FEES. If the Credit Facility is terminated for any reason as of a date other than the Maturity Date, or Heska reduces the Maximum Line, the Borrowers shall pay the Lender a fee in an amount equal to one percent (1.0%) of the Maximum Line (or the reduction, as the case may be).

                  (b) PREPAYMENT FEES. If the Term Loan A Note or the Term Loan B Note is prepaid for any reason except in accordance with Sections 2.4 and 2.6, respectively, the Borrowers shall pay to the Lender a fee in an amount equal to one percent (1.0%) of the amount prepaid.

                  (c) WAIVER OF TERMINATION AND LINE REDUCTION FEES. The Borrowers will not be required to pay the termination or line reduction fees otherwise due under this Section 2.13 if such termination or line reduction is made (i) because of refinancing of the Borrowers by an affiliate of the Lender, (ii) within 60 days after any demand for payment upon any Borrower in accordance with Section 2.11, or (iii) within 60 days after any Discretionary Reduction Date.

                  Section 2.14 Mandatory Prepayment. Without notice or demand, if the outstanding principal balance of the Revolving Advances shall at any time exceed the Borrowing Base, the Borrower shall immediately (or, to the extent such condition is a result of a Discretionary Reduction, within 5 Business Days) prepay the Revolving Advances to the extent necessary to eliminate such excess. Any payment received by the Lender under Section 2.12 may be applied to the Obligations, in such order and in such amounts as the Lender, in its discretion, may from time to time determine; provided that any prepayment under Section 2.12 which the Borrower designates as a payment of the Revolving Advances, shall be applied to the Revolving Advances; provided, further, that any prepayment under
Section 2.12 which the Borrower designates as a partial prepayment of the Term Loan A Note or the Term Loan B Note, shall be applied to principal installments of the Term Loan A Note or the Term Loan B Note respectively, in inverse order of maturity.

                  Section 2.15 Payment. All payments to the Lender shall be made in immediately available funds and shall be applied to the Obligations upon receipt by the



                                                                            - 21

Lender. The Lender may hold all payments not constituting immediately available funds for three (3) days before applying them to the Obligations. Notwithstanding anything in Section 2.2, the Borrower hereby authorizes the Lender, in its discretion at any time or from time to time without the Borrower's request and even if the conditions set forth in Section 4.2 would not be satisfied, to make a Revolving Advance in an amount equal to the portion of the Obligations from time to time due and payable.

                  Section 2.16 Payment on Non-Banking Days. Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Banking Day, such payment may be made on the next succeeding Banking Day, and such extension of time shall in such case be included in the computation of interest on the Advances or the fees hereunder, as the case may be.

                  Section 2.17 Liability Records. The Lender may maintain from time to time, at its discretion, liability records as to the Obligations. All entries made on any such record shall be presumed correct until the Borrower establishes the contrary. Upon the Lender's demand, the Borrower will admit and certify in writing the exact principal balance of the Obligations that the Borrower then asserts to be outstanding. Any billing statement or accounting rendered by the Lender shall be conclusive and fully binding on the Borrower unless the Borrower gives the Lender specific written notice of exception within 30 days after receipt.

                  Section 2.18  Issuance of Letters of Credit.

                  (a) Upon any Borrower's Request the Lender shall cause an Issuer to issue, from the Funding Date to the Termination Date, one or more documentary letters of credit (each, a "Letter of Credit") for such Borrower's account, provided that:

                           (i) The Lender shall have no obligation to cause an
                  Issuer to issue any Letter of Credit for the benefit of the Borrower if (A) a Default Period exists, or (B) the face amount of the Letter of Credit to be issued would exceed the lesser of:

                                    (1) $500,000 less the L/C Amount, or

                                    (2) the Borrowing Base less the sum of (a)
                           all outstanding and unpaid Revolving Advances and (b) the L/C Amount.

                  Each Letter of Credit, if any, shall be issued pursuant to a separate L/C Application entered by the Borrower and the Lender for the benefit of the Issuer, completed in a manner satisfactory to the Lender and the Issuer. The terms and conditions set forth in each such L/C Application shall supplement the terms and conditions hereof, but if the terms of any such L/C Application



                                                                            - 22
                  and the terms of this Agreement are inconsistent, the terms hereof shall control.

                  (b) No Letter of Credit shall be issued with an expiry date later than the Maturity Date.

                  (c) Any request for the issuance of a Letter of Credit under this Section 2.18 shall be deemed to be a representation by the Borrower that the statements set forth in Section 4.2 hereof are correct as of the time of the request.

                  Section 2.19 Payment of Amounts Drawn Under Letters of Credit. The Borrower acknowledges that the Lender, as co-applicant, will be liable to the Issuer of any Letter of Credit for reimbursement of any and all draws thereunder and all other amounts required to be paid under the applicable L/C Application. Accordingly, the Borrower agrees to pay to the Lender any and all amounts required to be paid under the applicable L/C Application, when and as required to be paid thereby, and the amounts designated below, when and as designated:

                  (a) The Borrower hereby agrees to pay the Lender on the day a draft is honored under any Letter of Credit a sum equal to all amounts drawn under such Letter of Credit plus any and all reasonable charges and expenses that the Issuer or the Lender may pay or incur relative to such draw, plus interest on all such amounts, charges and expenses as set forth below (all such amounts are hereinafter referred to as the "Obligation of Reimbursement").

                  (b) The Borrower hereby agrees to pay the Lender on demand interest on all amounts, charges and expenses payable by the Borrower to the Lender under this Section 2.19, accrued from the date any such draft, charge or expense is paid by the Issuer until payment in full by the Borrower at the Revolving Floating Rate.

         If the Borrower fails to pay to the Lender promptly the amount of its Obligation of Reimbursement in accordance with the terms hereof and the L/C Application pursuant to which such Letter of Credit was issued, the Lender is hereby irrevocably authorized and directed, in its sole discretion, to make a Revolving Advance in an amount sufficient to discharge the Obligation of Reimbursement, including all interest accrued thereon but unpaid at the time of such Revolving Advance, and such Revolving Advance shall be evidenced by the Revolving Note and shall bear interest as provided in Section 2.8 hereof.

                  Section 2.20 Special Account. If this Credit Facility is terminated for any reason whatsoever, while any Letter of Credit is outstanding, the Borrower shall thereupon pay the Lender in immediately available funds for deposit in the Special Account an amount



                                                                            - 23
equal to the maximum aggregate amount available to be drawn under all Letters of Credit then outstanding, assuming compliance with all conditions for drawing thereunder. The Special Account shall be maintained for the Lender by any financial institution acceptable to the Lender. Any interest earned on amounts deposited in the Special Account shall be credited to the Special Account. Amounts on deposit in the Special Account may be applied by the Lender at any time or from time to time to the Borrower's Obligation of Reimbursement or any other Obligations, in the Lender's sole discretion, and shall not be subject to withdrawal by the Borrower so long as the Lender maintains a security interest therein. The Lender agrees to transfer any balance in the Special Account to the Borrower at such time as the Lender is required to release its security interest in the Special Account under applicable law.

                  Section 2.21 Obligations Absolute. The obligations of the Borrower arising under Section 2.18 shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement, under all circumstances whatsoever, including (without limitation) the following circumstances:

                  (a) any lack of validity or enforceability of any Letter of Credit or any other agreement or instrument relating to any Letter of Credit (collectively the "Related Documents");

                  (b) any amendment or waiver of or any consent to departure from all or any of the Related Documents;

                  (c) the existence of any claim, setoff, defense or other right which the Borrower may have at any time, against any beneficiary or any transferee of any Letter of Credit (or any persons or entities for whom any such beneficiary or any such transferee may be acting), or other person or entity, whether in connection with this Agreement, the transactions contemplated herein or in the Related Documents or any unrelated transactions;

                  (d) any statement or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;

                  (e) payment by or on behalf of the Issuer or the Lender under any Letter of Credit against presentation of a draft or certificate which does not strictly comply with the terms of such Letter of Credit; or

                  (f) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.



                                                                            - 24

                                   ARTICLE III

                      SECURITY INTEREST; OCCUPANCY; SETOFF

                  Section 3.1 Grant of Security Interest. The Borrower hereby pledges, assigns and grants to the Lender a security interest (collectively referred to as the "Security Interest") in the Collateral, as security for the payment and performance of the Obligations; provided, however, that no security interest is granted in any Collateral specifically identified in the financing statements filed by the Other Lenders (the "Other Lender's Collateral"); provided, further, that the Borrower does grant a security interest in the Other Lender's Collateral after the related debt on such specific Other Lender's Collateral owed to the respective Other Lender has been satisfied, other than through a permitted secured refinancing of such indebtedness with another Other Lender.

                  Section 3.2 Notification of Account Debtors and Other Obligors. The Lender may during any Default Period notify any account debtor or other person obligated to pay the amount due that such right to payment has been assigned or transferred to the Lender for security and shall be paid directly to the Lender. The Borrower will join in giving such notice if the Lender so requests. At any time after the Borrower or the Lender gives such notice to an account debtor or other obligor, the Lender may, but need not, in the Lender's name or in the Borrower's name, (a) demand, sue for, collect or receive any money or property at any time payable or receivable on account of, or securing, any such right to payment, or grant any extension to, make any compromise or settlement with or otherwise agree to waive, modify, amend or change the obligations (including collateral obligations) of any such account debtor or other obligor; and (b) as the Borrower's agent and attorney-in-fact, notify the United States Postal Service to change the address for delivery of the Borrower's mail to any address designated by the Lender, otherwise intercept the Borrower's mail, and receive, open and dispose of the Borrower's mail, applying all Collateral as permitted under this Agreement and holding all other mail for the Borrower's account or forwarding such mail to the Borrower's last known address.

                  Section 3.3 Assignment of Insurance. As additional security for the payment and performance of the Obligations, the Borrower hereby assigns to the Lender any and all monies (including, without limitation, proceeds of insurance and refunds of unearned premiums) due or to become due under, and all other rights of the Borrower with respect to, any and all policies of insurance now or at any time hereafter covering the Collateral, to the extent such rights may be assigned in accordance with such policies, or any evidence thereof or any business records or valuable papers pertaining thereto, and the Borrower hereby directs the issuer of any such policy to pay all such monies directly to the Lender. At any time, after and during the continuance of an Event of Default, the Lender may (but need not),



                                                                            - 25
in the Lender's name or in the Borrower's name, execute and deliver proof of claim, receive all such monies, endorse checks and other instruments representing payment of such monies, and adjust, litigate, compromise or release any claim against the issuer of any such policy.

                  Section 3.4 Occupancy

                  (a) The Borrower hereby irrevocably grants to the Lender the right to take exclusive possession of the Premises at any time during a Default Period.

                  (b) The Lender may use the Premises only to hold, process, manufacture, sell, use, store, liquidate, realize upon or otherwise dispose of goods that are Collateral and for other purposes that the Lender may in good faith deem to be related or incidental purposes.

                  (c) The Lender's right to hold the Premises shall cease and terminate upon the earlier of (i) payment in full and discharge of all Obligations and termination of the Commitment, and (ii) final sale or disposition of all goods constituting Collateral and delivery of all such goods to purchasers.

                  (d) The Lender shall not be obligated to pay or account for any rent or other compensation for the possession, occupancy or use of any of the Premises; provided, however, that if the Lender does pay or account for any rent or other compensation for the possession, occupancy or use of any of the Premises, the Borrower shall reimburse the Lender promptly for the full amount thereof. In addition, the Borrower will pay, or reimburse the Lender for, all taxes, fees, duties, imposts, charges and expenses at any time incurred by or imposed upon the Lender by reason of the execution, delivery, existence, recordation, performance or enforcement of this Agreement or the provisions of this Section 3.4.

                  Section 3.5 License. The Borrower hereby grants to the Lender a non-exclusive, worldwide and royalty-free license to use or otherwise exploit all trademarks, franchises, trade names, copyrights and patents of the Borrower for the purpose of selling, leasing or otherwise disposing of any or all Collateral during any Default Period. Notwithstanding the foregoing, such grant shall not constitute an assignment of any Intellectual Property License to the extent granting such a license is prohibited by or would constitute a default under any such Intellectual Property License (but only to the extent such prohibition is enforceable under applicable law).

                  Section 3.6 Financing Statement. A carbon, photographic or other reproduction of this Agreement or of any financing statements signed by the Borrower is sufficient as a financing statement and may be filed as a financing statement in any state to



                                                                            - 26
perfect the security interests granted hereby. For this purpose, the following information is set forth:

                  Name and address of Debtors:

                  Heska Corporation
                  1613 Prospect Parkway
                  Fort Collins, Colorado 80525
                  Federal Tax Identification No. 77-0192527

                  Diamond Animal Health, Inc.
                  2538 43rd Street SE
                  Des Moines, Iowa 50317
                  Federal Tax Identification No. 42-1410342

                  Center Laboratories, Inc.
                  35 Channel Drive
                  Post Washington, New York 11050
                  Federal Tax Identification No. 11-3388167

                  Name and address of Secured Party:

                  Wells Fargo Business Credit, Inc.
                  MAC C7300-300
                  1740 Broadway
                  Denver, Colorado 80274
                  Federal Tax Identification No. 41-1237652

                  Section 3.7 Setoff. The Borrower agrees that the Lender may at any time or from time to time during any Default Period, at its sole discretion and without demand and without notice to anyone, setoff any liability owed to the Borrower by the Lender, whether or not due, against any Obligation, whether or not due. In addition, whether or not a Default Period exists, each other Person holding a participating interest in any Obligations shall have the right to appropriate or setoff any deposit or other liability then owed by such Person to the Borrower, whether or not due, and apply the same to the payment of said participating interest, as fully as if such Person had lent directly to the Borrower the amount of such participating interest.

                  Section 3.8 Security Interest in Special Account. The Borrower hereby pledges, and grants to the Lender a security interest in, all funds held in the Special Account from time to time and all proceeds thereof, as security for the payment of all Obligations.



                                                                            - 27

                                   ARTICLE IV

                              CONDITIONS OF LENDING

                  Section 4.1 Conditions Precedent to the Initial Revolving and Term Advances. The Lender's obligation to make the initial Advance hereunder shall be subject to the condition precedent that the Lender shall have received all of the following, each in form and substance satisfactory to the Lender:

                  (a) This Agreement, properly executed by each Borrower.

                  (b) The Notes, properly executed by the appropriate Borrowers.

                  (c) A true and correct copy of any and all leases pursuant to which any Borrower is leasing the Premises, together with a landlord's disclaimer and consent with respect to each such lease.

                  (d) A Patent and Trademark Security Agreement with respect to its registered trademarks, executed by Center.

                  (e) Separate Lockbox Agreements, executed by Center, Heska, Regulus and Wells Fargo Bank, NA.

                  (f) Amendments to the Farm Mortgage and the Factory Mortgage, executed by the Borrower.

                  (g) With respect to each of the Mortgages, an endorsement to bring down and make current the title insurance policy previously issued for the benefit of the Lender and any documents required by the title insurance company in connection therewith.

                  (h) Current searches of appropriate filing offices showing that (i) no state or federal tax liens have been filed and remain in effect against any Borrower, (ii) no financing statements have been filed and remain in effect against any Borrower except those financing statements relating to Permitted Liens or to liens held by Persons who have agreed in writing that upon receipt of proceeds of the Advances, they will deliver UCC releases and/or terminations satisfactory to the Lender, and (iii) the Lender has duly filed all financing statements necessary to perfect the Security Interest, to the extent the Security Interest is capable of being perfected by filing.

                  (i) A certificate of each Borrower's secretary or assistant secretary certifying as to (i) the resolutions of such Borrower's directors and if required,



                                                                            - 28
         shareholders, authorizing the execution, delivery and performance of the Loan Documents, (ii) such Borrower's articles of incorporation and bylaws, and (iii) the signatures of such Borrower's officers or agents authorized to execute and deliver the Loan Documents and other instruments, agreements and certificates, including Advance requests, on such Borrower's behalf.

                  (j) A current certificate issued by the Secretary of State of the state of incorporation of each Borrower, certifying that such Borrower is in compliance with all applicable organizational requirements of such state.

                  (k) Evidence that each Borrower is duly licensed or qualified to transact business in all jurisdictions where the character of the property owned or leased or the nature of the business transacted by it makes such licensing or qualification necessary.

                  (l) A certificate of one of the Borrowers' officers confirming the representations and warranties set forth in Article V.

                  (m) An opinion of counsel to the Borrowers, addressed to the Lender.

                  (n) Separate guaranties, executed by each of Diamond and Center.

                  (o) Certificates of the insurance required hereunder and under the Mortgages, with all hazard insurance containing a lender's loss payable endorsement in the Lender's favor and with all liability insurance naming the Lender as an additional insured.

                  (p) An amendment to the Amended and Restated Security Interest
         - Subordination Agreement dated as of August __, 1998, increasing the principal amount allowed under the "Obligations" defined therein to at least $13,102,500.13, executed by the City of Des Moines, Iowa, for the benefit of Lender.

                  (q) Payment of the fees and commissions due through the date of the initial Advance under Section 2.9 and expenses incurred by the Lender through such date and required to be paid by the Borrower under
         Section 9.8, including all legal expenses incurred through the date of this Agreement.

                  (r) Such other documents as the Lender in its sole discretion may require.

                  Section 4.2 Conditions Precedent to All Advances and Causing All Letters of Credit to be Issued. The Lender will not consider a request for any Advance or the issuance of any Letter of Credit unless on the date thereof:



                                                                            - 29

                  (a) the representations and warranties contained in Article V hereof are correct on and as of such date of such Advance as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date; and

                  (b) no event has occurred and is continuing, or would result from such Advance or the issuance of such Letter of Credit, as the case may be, which constitutes a Default or an Event of Default.

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

                  Each Borrower represents and warrants to the Lender as follows:

                  Section 5.1 Corporate Existence and Power; Name; Chief Executive Office; Inventory and Equipment Locations; Tax Identification Number. Diamond is a corporation, duly organized, validly existing and in good standing under the laws of the State of Iowa, Each of Heska and Center is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware. Each Borrower is duly licensed or qualified to transact business in all jurisdictions where the character of the property owned or leased or the nature of the business transacted by it makes such licensing or qualification necessary. No dissolution or termination of any Borrower has occurred, and no notice of dissolution or articles of termination have been filed with respect to any Borrower. Each Borrower has all requisite corporate power and authority, to conduct its business, to own its properties and to execute and deliver, and to perform all of its obligations under the Loan Documents. Since 1994, each Borrower has done business solely under the names set forth in Schedule 5.1 hereto. Each Borrower's chief executive office and principal place of business is located at the address set forth under the name of such Borrower in Schedule 5.1 hereto, and all of such Borrower's records relating to its business or the Collateral are kept at that location. All Inventory and Equipment is located at that location or at one of the other locations set forth in Schedule 5.1 hereto. Each Borrower's tax identification number is correctly set forth in Section 3.6 hereto.

                  Section 5.2 Authorization of Borrowing; No Conflict as to Law or Agreements. The execution, delivery and performance by each Borrower of the Loan Documents and the borrowings from time to time hereunder have been duly authorized by all necessary corporate action and do not and will not (i) require any consent or approval of such Borrower's shareholders; (ii) require any authorization, consent or approval by, or registration, declaration or filing with, or notice to, any governmental department,



                                                                            - 30
commission, board, bureau, agency or instrumentality, domestic or foreign, or any third party, except such authorization, consent, approval, registration, declaration, filing or notice as has been obtained, accomplished or given prior to the date hereof; (iii) violate any provision of any law, rule or regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System) or of any order, writ, injunction or decree presently in effect having applicability to such Borrower or of such Borrower's articles of incorporation and bylaws; (iv) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other material agreement, lease or instrument to which such Borrower is a party or by which it or its properties may be bound or affected; or (v) result in, or require, the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature (other than the Security Interest) upon or with respect to any of the properties now owned or hereafter acquired by such Borrower.

                  Section 5.3 Legal Agreements.

                  (a) Immediately prior to execution of this Agreement, the Old Credit Documents constituted the legal, valid and binding obligations of Diamond, enforceable against Diamond in accordance with their respective terms, subject to general principles of equity and the effects of bankruptcy and insolvency laws applicable to creditors generally. Diamond has no claim, defense or offset to enforcement of the Old Credit Documents.

                  (b) This Agreement constitutes and, upon due execution by each Borrower, the other Loan Documents will constitute the legal, valid and binding obligations of such Borrower, enforceable against such Borrower in accordance with their respective terms, subject to general principles of equity and the effects of bankruptcy and insolvency laws applicable to creditors generally.

                  Section 5.4 Subsidiaries. No Borrower has any Subsidiaries except as set forth in Schedule 5.4.

                  Section 5.5 Financial Condition; No Adverse Change. Heska has heretofore furnished to the Lender its consolidated and consolidating financial statements and those statements fairly present the Borrowers' financial condition on the dates thereof and the results of its operations and cash flows for the periods then ended and were prepared in accordance with generally accepted accounting principles (except for the absence of footnotes and subject to normal year-end adjustments with respect to unaudited financial statements). Since the date of the most recent financial statements, to the date hereof, there has been no material adverse change in any Borrower's business, properties or condition (financial or otherwise).



                                                                            - 31

                  Section 5.6 Litigation. Except as set forth in Schedule 5.6 hereto, there are no actions, suits or proceedings pending or, to any Borrower's knowledge, threatened against or affecting any Borrower or the properties of any Borrower before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which, if determined adversely to such Borrower, would have a material adverse effect on the financial condition, properties or operations of such Borrower.

                  Section 5.7 Regulation U. No Borrower is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Advance will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

                  Section 5.8 Taxes. Each Borrower and its Affiliates have paid or caused to be paid to the proper authorities when due all federal, state and local taxes required to be withheld by each of them (other than (a) any such tax whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which proper reserves have been made, or (b) any such taxes in an aggregate amount among all Borrowers less than $25,000 at any given time). Each Borrower and its Affiliates have filed all federal, state and local tax returns which to the knowledge of the officers of such Borrower or any Affiliate, as the case may be, are required to be filed, and each Borrower and its Affiliates have paid or caused to be paid to the respective taxing authorities all taxes as shown on said returns or on any assessment received by any of them to the extent such taxes have become due (other than (a) any such tax whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which proper reserves have been made, or (b) any such taxes in an aggregate amount among all Borrowers less than $25,000 at any given time).

                  Section 5.9 Titles and Liens. Each Borrower has good and absolute title to all Collateral described in the collateral reports provided to the Lender and all other Collateral, properties and assets (other than assets identified as being subject to capital leases) reflected in the latest financial statements referred to in Section 5.5 and all proceeds thereof, free and clear of all mortgages, security interests, liens, adverse claims and encumbrances, except for Permitted Liens. No financing statement naming any Borrower as debtor is on file in any office except to perfect only Permitted Liens.

                  Section 5.10 Plans. Except as disclosed to the Lender in writing prior to the date hereof, no Borrower nor any Affiliates of any Borrower maintains or has maintained any Plan. To the best of its knowledge, no Borrower nor any Affiliate of any Borrower has received any notice or has any knowledge to the effect that it is not in full compliance with any of the requirements of ERISA, except as set forth on Schedule 5.10. No Reportable Event or other fact or circumstance which may have an adverse effect on the Plan's tax



                                                                            - 32
qualified status exists in connection with any Plan. No Borrower nor any Affiliate of any Borrower has:

                  (a) Any accumulated funding deficiency within the meaning of ERISA; or

                  (b) Any liability or knows of any fact or circumstances which could result in any liability to the Pension Benefit Guaranty Corporation, the Internal Revenue Service, the Department of Labor or any participant in connection with any Plan (other than accrued benefits which or which may become payable to participants or beneficiaries of any such Plan).

                  Section 5.11 Default. Each Borrower is in compliance with all provisions of all agreements, instruments, decrees and orders to which it is a party or by which it or its property is bound or affected, the breach or default of which could have a material adverse effect on any Borrower's financial condition, properties or operations.

                  Section 5.12 Environmental Matters.

                  (a) Definitions. As used in this Agreement, the following terms shall have the following meanings:

                           (i) "Environmental Law" means any federal, state,
                  local or other governmental statute, regulation, law or ordinance dealing with the protection of human health and the environment.

                           (ii) "Hazardous Substances" means pollutants,
                  contaminants, hazardous substances, hazardous wastes, petroleum and fractions thereof, and all other chemicals, wastes, substances and materials listed in, regulated by or identified in any Environmental Law.

                  (b) To each Borrower's best knowledge, except as previously disclosed to Lender, there are not present in, on or under the Premises any Hazardous Substances in such form or quantity as to create any liability or obligation for any Borrower or for the Lender under common law of any jurisdiction or under any Environmental Law, and no Hazardous Substances have ever been stored, buried, spilled, leaked, discharged, emitted or released in, on or under the Premises in such a way as to create any such liability.

                  (c) Except as set forth in Schedule 5.12, to each Borrower's best knowledge, no Borrower has disposed of Hazardous Substances in such a manner as to create any liability under any Environmental Law.

                  (d) Except as previously disclosed to Lender, there are not and there never have been any requests, claims, notices, investigations, demands, administrative



                                                                            - 33
         proceedings, hearings or litigation, relating in any way to the Premises or any Borrower, alleging liability under, violation of, or noncompliance with any Environmental Law or any license, permit or other authorization issued pursuant thereto, which could create liability to any Borrower in excess of $25,000. To each Borrower's best knowledge, no such matter is threatened or impending.

                  (e) To each Borrower's best knowledge, except as previously disclosed to Lender, each Borrower's businesses are and have in the past always been conducted in accordance with all Environmental Laws and all licenses, permits and other authorizations required pursuant to any Environmental Law and necessary for the lawful and efficient operation of such businesses are in the Borrowers' possession and are in full force and effect. Except as set forth in Schedule 5.12, to each Borrower's best knowledge, there is no threat that any permit required under any Environmental Law will be withdrawn, terminated, limited or materially changed.

                  (f) To each Borrower's best knowledge, except as previously disclosed to Lender, the Premises are not and never have been listed on the National Priorities List, the Comprehensive Environmental Response, Compensation and Liability Information System or any similar federal, state or local list, schedule, log, inventory or database.

                  (g) Except as set forth in Schedule 5.12, each Borrower has delivered to Lender all environmental assessments, audits, reports, permits, licenses and other documents describing or relating in any way to the Premises or such Borrower's businesses to the extent in such Borrower's possession or control.

                  Section 5.13 Submissions to Lender. All financial and other information provided to the Lender by or on behalf of each Borrower in connection with such Borrower's request for the credit facilities contemplated hereby were true and correct in all material respects as of the date given and, as to projections, valuations or proforma financial statements, presented, at the time given, a good faith opinion as to such projections, valuations and proforma condition and results. It is recognized by the Lender that projections and forecasts provided by or on behalf of the Borrowers, although reflecting the Borrowers' good faith projections or forecasts based on methods and data which the Borrowers believe to be reasonable and accurate, are not to be viewed as facts and that actual results during the periods covered by any such projections and forecasts may (and are likely to) differ from the projected or forecasted results. Notwithstanding the foregoing, it is recognized by the Borrowers that the Lender will rely on, among other things, the Borrowers' projections in setting financial covenants set forth in Articles VI and VII hereof, and nothing in this Section 5.13 shall be construed as a waiver of the Lender's right to rely on such covenants or to exercise its remedies in case of a breach of such covenants.



                                                                            - 34

                  Section 5.14 Financing Statements. Each Borrower has provided to the Lender signed financing statements sufficient when filed to perfect the Security Interest and the other security interests created by the Security Documents. When such financing statements are filed in the offices noted therein, the Lender will have a valid and perfected security interest in all Collateral and all other collateral described in the Security Documents which is capable of being perfected by filing financing statements. None of the Collateral or other collateral covered by the Security Documents is or will become a fixture on real estate, unless a sufficient fixture filing is in effect with respect thereto.

                  Section 5.15 Rights to Payment. To the best of each Borrower's knowledge, except as disclosed to Lender, each right to payment and each instrument, document, chattel paper and other agreement constituting or evidencing Collateral or other collateral covered by the Security Documents is (or, in the case of all future Collateral or such other collateral, will be when arising or issued) the valid, genuine and legally enforceable obligation, subject to no defense, setoff or counterclaim, of the account debtor or other obligor named therein or in such Borrower's records pertaining thereto as being obligated to pay such obligation.

                  Section 5.16 Financial Solvency. Both before and after giving effect to all of the transactions contemplated in the Loan Documents, no Borrower, and no Affiliate of any Borrower:

         (a) was or will be insolvent, as that term is used and defined in
Section 101(32) of the United States Bankruptcy Code and Section 2 of the Uniform Fraudulent Transfer Act;

         (b) has unreasonably small capital or is engaged or about to engage in a business or a transaction for which any remaining assets of such Borrower or such Affiliate are unreasonably small;

         (c) by executing, delivering or performing its obligations under the Loan Documents or other documents to which it is a party or by taking any action with respect thereto, intends to, nor believes that it will, incur debts beyond its ability to pay them as they mature;

         (d) by executing, delivering or performing its obligations under the Loan Documents or other documents to which it is a party or by taking any action with respect thereto, intends to hinder, delay or defraud either its present or future creditors; and

         (e) at this time contemplates filing a petition in bankruptcy or for an arrangement or reorganization or similar proceeding under any law of any jurisdiction, or, to the best knowledge of any Borrower, is the subject of any actual, pending or threatened bankruptcy, insolvency or similar proceedings under any law of any jurisdiction.



                                                                            - 35

                                   ARTICLE VI

                        BORROWER'S AFFIRMATIVE COVENANTS

                  So long as the Obligations shall remain unpaid, or the Credit Facility shall remain outstanding, each Borrower will comply with the following requirements, unless the Lender shall otherwise consent in writing:

                  Section 6.1 Reporting Requirements. Heska will deliver, or cause to be delivered, to the Lender each of the following, which shall be in form and detail acceptable to the Lender:

                  (a) as soon as available, and in any event within 90 days after the end of each fiscal year of Heska, Heska's audited financial statements with the unqualified opinion of independent certified public accountants selected by Heska and acceptable to the Lender, which annual financial statements shall include Heska's balance sheet as at the end of such fiscal year and the related statements of Heska's income, retained earnings and cash flows for the fiscal year then ended, prepared on a consolidating and consolidated basis to include any Affiliates, all in reasonable detail and prepared in accordance with GAAP, together with (i) copies of all management letters prepared by such accountants and (ii) a certificate of Heska's chief financial officer stating that to the best of his knowledge such financial statements have been prepared in accordance with GAAP and whether or not such officer has knowledge of the occurrence of any Default or Event of Default hereunder and, if so, stating in reasonable detail the facts with respect thereto;

                  (b) within 5 business days of filing with the United States Securities and Exchange Commission, a copy of each of Heska's annual or quarterly reports on forms 10K or 10Q;

                  (c) as soon as available and in any event within 20 days after the end of each month (or, in the case of months that coincide with the end of the Borrowers' fiscal quarter, within 30 days after the end of such month), an unaudited/internal balance sheet and statement of income and retained earnings of Heska as at the end of and for such month and for the year to date period then ended, prepared on a consolidated and consolidating basis in accordance with GAAP, subject to year-end audit adjustments; and accompanied by a certificate of Heska's chief financial officer, substantially in the form of Exhibit G hereto, stating (i) that to the best of his knowledge such financial statements have been prepared in accordance with GAAP and fairly represent each Borrower's financial condition and the results of its operations, subject to year-end audit adjustments, (ii) whether or not such officer has knowledge of the occurrence of any Default or Event of Default hereunder not



                                                                            - 36
         theretofore reported and remedied and, if so, stating in reasonable detail the facts with respect thereto, and (iii) all relevant facts in reasonable detail to evidence, and the computations as to, whether or not the Borrower is in compliance with the requirements set forth in Sections 6.12, 6.13, 6.14, 6.15, and 7.10;

                  (d) weekly, or more frequently if the Lender so requires, sales journals, collection reports, and credit memos of each Borrower;

                  (e) Except during the Inactive Period, monthly within 20 days after the end of each month, agings of each Borrower's accounts receivable and its accounts payable, an inventory certification report, and a calculation of each Borrower's Accounts, Eligible Accounts, Inventory and Eligible Inventory as at the end of such month or shorter time period;

                  (f) at least 30 days before the beginning of each fiscal year of Heska, the projected balance sheets and income statements for each month of such year, each in reasonable detail, representing each Borrower's good faith projections and certified by such Borrower's chief financial officer as being the most accurate projections available and identical to the projections used by such Borrower for internal planning purposes, together with such supporting schedules and information as the Lender may in its discretion require;

                  (g) immediately after the commencement thereof, notice in writing of all litigation and of all proceedings before any governmental or regulatory agency affecting any Borrower of the type described in Section 5.12 or which seek a monetary recovery against any Borrower in excess of $50,000;

                  (h) as promptly as practicable (but in any event not later than five business days) after an officer of any Borrower obtains knowledge of the occurrence of any breach, default or event of default under any Security Document or any event which constitutes a Default or Event of Default hereunder, notice of such occurrence, together with a detailed statement by a responsible officer of such Borrower of the steps being taken by such Borrower to cure the effect of such breach, default or event;

                  (i) as soon as possible and in any event within 30 days after any Borrower knows or has reason to know that any Reportable Event with respect to any Plan has occurred, the statement of such Borrower's chief financial officer setting forth details as to such Reportable Event and the action which such Borrower proposes to take with respect thereto, together with a copy of the notice of such Reportable Event to the Pension Benefit Guaranty Corporation;



                                                                            - 37

                  (j) as soon as possible, and in any event within 10 days after any Borrower fails to make any quarterly contribution required with respect to any Plan under Section 412(m) of the Internal Revenue Code of 1986, as amended, the statement of such Borrower's chief financial officer setting forth details as to such failure and the action which such Borrower proposes to take with respect thereto, together with a copy of any notice of such failure required to be provided to the Pension Benefit Guaranty Corporation;

                  (k) promptly upon knowledge thereof, notice of any loss of or material damage to any Collateral or other collateral covered by the Security Documents or of any substantial adverse change in the Collateral or such other collateral or the prospect of payment thereof, in each case involving a loss, damage or change of $50,000 of more;

                  (l) promptly upon their distribution, copies of all financial statements, reports and proxy statements which the Borrower shall have sent to its stockholders;

                  (m) promptly after the sending or filing thereof, copies of all regular and periodic reports which any Borrower shall file with the Securities and Exchange Commission or any national securities exchange;

                  (n) promptly upon filing, copies of the state and federal tax returns and all schedules thereto of each Borrower;

                  (o) promptly upon knowledge thereof, notice of any Borrower's violation of any law, rule or regulation, the non-compliance with which could materially and adversely affect any Borrower's business or its financial condition; and

                  (p) from time to time, with reasonable promptness, any and all receivables schedules, collection reports, deposit records, equipment schedules, copies of invoices to account debtors, shipment documents and delivery receipts for goods sold, and such other material, reports, records or information as the Lender may request.

                  Section 6.2 Books and Records; Inspection and Examination. Each Borrower will keep accurate books of record and account for itself pertaining to the Collateral and pertaining to such Borrower's business and financial condition and such other matters as the Lender may from time to time request in which true and complete entries will be made in accordance with GAAP and, upon the Lender's request, will permit any officer, employee, attorney or accountant for the Lender to audit, review, make extracts from or copy any and all corporate and financial books and records of such Borrower at all times during ordinary business hours, to send and discuss with account debtors and other obligors requests for verification of amounts owed to such Borrower, and to discuss such Borrower's affairs with



                                      - 38
any of its directors, officers, employees or agents. Each Borrower will permit the Lender, or its employees, accountants, attorneys or agents, to examine and inspect any Collateral, other collateral covered by the Security Documents or any other property of such Borrower at any time during ordinary business hours.

                  Section 6.3 Account Verification. The Lender may at any time and from time to time send or require any Borrower to send requests for verification of accounts or notices of assignment to account debtors and other obligors. The Lender may also at any time and from time to time telephone account debtors and other obligors to verify accounts.

                  Section 6.4 Compliance with Laws.

                  (a) Each Borrower will (i) comply with the requirements of applicable laws and regulations, the non-compliance with which would materially and adversely affect its business or its financial condition and (ii) use and keep the Collateral, and require that others use and keep the Collateral, only for lawful purposes, without violation of any federal, state or local law, statute or ordinance.

                  (b) Without limiting the foregoing undertakings, each Borrower specifically agrees that it will comply in all material respects with all applicable Environmental Laws and obtain and comply with all permits, licenses and similar approvals required by any Environmental Laws, and will not generate, use, transport, treat, store or dispose of any Hazardous Substances in such a manner as to create any material liability or obligation under the common law of any jurisdiction or any Environmental Law.

                  Section 6.5 Payment of Taxes and Other Claims; Payment of Past-Due Accounts. Each Borrower will pay or discharge, when due, (a) all taxes, assessments and governmental charges levied or imposed upon it or upon its income or profits, upon any properties belonging to it (including, without limitation, the Collateral) or upon or against the creation, perfection or continuance of the Security Interest, prior to the date on which penalties attach thereto, (b) all federal, state and local taxes required to be withheld by it, and (c) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien or charge upon any properties of such Borrower; provided, that no Borrower shall be required to pay any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which proper reserves have been made. Each Borrower will, at all times (except for the period of time beginning on the date of this Agreement and ending 60 days prior to the end of the Inactive Period) immediately pay all of its accounts payable that are 60 days or more past due. Each Borrower will at all times maintain its accounts payable in accordance with the previous sentence.



                                                                            - 39

                  Section 6.6 Maintenance of Properties.

                  (a) Each Borrower will keep and maintain the Collateral, the other collateral covered by the Security Documents and all of its other properties necessary or useful in its business in good condition, repair and working order (normal wear and tear excepted) and will from time to time replace or repair any worn, defective or broken parts; provided, however, that nothing in this Section 6.6 shall prevent any Borrower from discontinuing the operation and maintenance of any of its properties if such discontinuance is, in such Borrower's judgment, desirable in the conduct of the Borrower's business and not disadvantageous in any material respect to the Lender.

                  (b) Each Borrower will defend the Collateral against all claims or demands of all persons (other than the Lender) claiming the Collateral or any interest therein.

                  (c) Each Borrower will keep all Collateral and other collateral covered by the Security Documents free and clear of all security interests, liens and encumbrances except Permitted Liens.

                  Section 6.7 Insurance. Each Borrower will obtain and at all times maintain insurance with insurers believed by such Borrower to be responsible and reputable, in such amounts and against such risks as may from time to time be reasonably required by the Lender, but in all events in such amounts and against such risks as is usually carried by companies engaged in similar business and owning similar properties in the same general areas in which such Borrower operates. Without limiting the generality of the foregoing, each Borrower will at all times keep all tangible Collateral insured against risks of fire (including so-called extended coverage), theft, collision (for Collateral consisting of motor vehicles) and such other risks and in such amounts as the Lender may reasonably request, with any loss payable to the Lender to the extent of its interest, and all policies of such insurance shall contain a lender's loss payable endorsement for the Lender's benefit acceptable to the Lender. All policies of liability insurance required hereunder shall name the Lender as an additional insured.

                  Section 6.8 Preservation of Existence. Each Borrower will preserve and maintain its existence and all of its rights, privileges and franchises necessary or desirable in the normal conduct of its business and shall conduct its business in an orderly, efficient and regular manner.

                  Section 6.9 Delivery of Instruments, etc. Upon request by the Lender, each Borrower will promptly deliver to the Lender in pledge all instruments, documents and chattel papers constituting Collateral, duly endorsed or assigned by such Borrower.



                                                                            - 40

                  Section 6.10 Collateral Account.

                  (a) If, notwithstanding the instructions to debtors to make payments to the Lockbox, any Borrower receives any payments on Receivables, such Borrower shall deposit such payments into such Borrower's Collateral Account. Until so deposited, such Borrower shall hold all such payments in trust for and as the property of the Lender and shall not commingle such payments with any of its other funds or property; provided, however, that the foregoing shall not be construed to allow the Lender to withhold any such payments after full payment and discharge of all Obligations.

                  (b) Amounts deposited in any Collateral Account shall not bear interest and shall not be subject to withdrawal by any Borrower, except after full payment and discharge of all Obligations; provided, however, that if the Borrowers' only outstanding Obligations are principal owing under the Term Loan A Note and the Term Loan B Note, and if no such principal amount is due, the Lender agrees to remit such amounts to such Borrower's demand deposit account maintained with Wells Fargo Bank.

                  (c) All deposits in any Collateral Account shall constitute proceeds of Collateral and shall not constitute payment of the Obligations. The Lender shall from time to time within one Banking Day, apply deposited funds in each Collateral Account to the payment of the Obligations, in any order or manner of application satisfactory to the Lender, by transferring such funds to the Lender's general account.

                  (d) All items deposited in any Collateral Account shall be subject to final payment. If any such item is returned uncollected, the Borrowers will immediately pay the Lender, or, for items deposited in a Collateral Account, the bank maintaining such account, the amount of that item, or such bank at its discretion may charge any uncollected item to any commercial account or other account belonging to the Borrower to whom the item was payable.

                  Section 6.11 Performance by the Lender. If any Borrower at any time fails to perform or observe any of the foregoing covenants contained in this Article VI or elsewhere herein, and if such failure shall continue for a period of ten calendar days after the Lender gives such Borrower written notice thereof (or in the case of the agreements contained in Sections 6.5, 6.7 and 6.10, immediately upon the occurrence of such failure, without notice or lapse of time), the Lender may, but need not, perform or observe such covenant on behalf and in the name, place and stead of such Borrower (or, at the Lender's option, in the Lender's name) and may, but need not, take any and all other actions which the Lender may reasonably deem necessary to cure or correct such failure (including, without limitation, the payment of taxes, the satisfaction of security interests, liens or encumbrances, the performance of obligations owed to account debtors or other obligors, the procurement and maintenance of insurance, the execution of assignments, security agreements and financing



                                                                            - 41
statements, and the endorsement of instruments); and such Borrower shall thereupon pay to the Lender on demand the amount of all monies expended and all costs and expenses (including reasonable attorneys' fees and legal expenses) incurred by the Lender in connection with or as a result of the performance or observance of such agreements or the taking of such action by the Lender, together with interest thereon from the date expended or incurred at the Revolving Floating Rate. To facilitate the Lender's performance or observance of such covenants of the Borrowers, each Borrower hereby irrevocably appoints the Lender, or the Lender's delegate, acting alone, as such Borrower's attorney in fact (which appointment is coupled with an interest) with the right (but not the duty) from time to time to create, prepare, complete, execute, deliver, endorse or file in the name and on behalf of such Borrower any and all instruments, documents, assignments, security agreements, financing statements, applications for insurance and other agreements and writings required to be obtained, executed, delivered or endorsed by such Borrower under this Section 6.11.

                  Section 6.12 Minimum Book Net Worth. Heska will maintain, on a consolidated basis, as of each date listed below, its Book Net Worth at an amount not less than the amount set forth opposite such date:


                         Period                                      Minimum Book Net Worth
                         ------                                      ----------------------
                     March 31, 2000                                    $34,609,000
                     April 30, 2000                                    $33,011,000
                      May 31, 2000                                     $31,399,000
                     June 30, 2000                                     $29,844,000
                     July 31, 2000                                     $27,828,000
                    August 31, 2000                                    $26,095,000
                   September 30, 2000                                  $24,915,000
                    October 31, 2000                                   $23,302,000
                   November 30, 2000                                   $22,110,000
               December 31, 2000 and the
           last day of each month thereafter                           $21,666,000

                  Section 6.13 Minimum Net Income. Heska will achieve, on a consolidated basis, during each period described below, Net Income in an amount not less than the amount set forth opposite such period (amounts in parentheses denote negative numbers):



                                                                            - 42

                          Period                                                 Minimum Net Income
                          ------                                                 ------------------
            Three months ending March 31, 2000                                  ($10,830,000)
              Six months ending June 30, 2000                                   ($15,595,000)
           Nine months ending September 30, 2000                                ($20,524,000)
          Twelve months ending December 31, 2000                                ($23,773,000)

                  Section 6.14 Minimum Cash Balance. During the Inactive Period, Heska shall maintain at all times, on a consolidated basis, Cash of not less than $3,000,000. At all times thereafter, Heska shall maintain, on a consolidated basis, its Liquidity at not less than $6,000,000.

                  Section 6.15 Minimum Individual Book Net Worth. Each Borrower shall at all times maintain its Book Net Worth, calculated without regard to any Subsidiary or other Affiliate, at an amount greater than zero.

                  Section 6.16 New Covenants. On or before December 31, 2000, the Borrower and the Lender shall agree on new covenant levels for Sections 6.12, 6.13, 7.4(a)(v), and 7.10 for periods after such date. The new covenant levels will be based on the Borrower's projections for such periods and shall be no less stringent than the present levels. An Event of Default shall occur if the new covenants are not agreed to by the above date.

                                   ARTICLE VII

                               NEGATIVE COVENANTS

                  So long as the Obligations shall remain unpaid, or the Credit Facility shall remain outstanding, each Borrower agrees that, without the Lender's prior written consent:

                  Section 7.1 Liens. Such Borrower will not create, incur or suffer to exist any mortgage, deed of trust, pledge, lien, security interest, adverse claim, assignment or transfer (collectively, "Liens") upon or of any of its assets, now owned or hereafter acquired, to secure any indebtedness; excluding, however, from the operation of the foregoing, the following (collectively, "Permitted Liens"):

                  (a) in the case of any of such Borrower's property which is not Collateral or other collateral described in the Security Documents, mortgages, deeds of trust, covenants, restrictions, rights, easements and minor irregularities in title which do not materially interfere with such Borrower's business or operations as presently conducted;



                                                                            - 43

                  (b) Liens in existence on the date hereof and listed in
         Schedule 7.1 hereto;

                  (c) the Security Interest and Liens and security interests created by the Security Documents;

                  (d) purchase money Liens given, simultaneously with or within one hundred twenty (120) days after the acquisition or construction of real property or tangible personal property (including vendor's rights under purchase contracts under an agreement whereby title is retained for the purpose of securing the purchase price thereof and lessors' liens under capitalized lease obligations) or any Lien given to a financial institution financing the acquisition or construction of the real property or tangible personal property, on real property or tangible personal property hereafter acquired or constructed and not heretofore owned by any Borrower; provided, however, that in each such case such Lien (i) does not exceed the amount paid for such acquisition or construction, and (ii) is limited to such acquired or constructed real or tangible personal property;

                  (e) carriers', mechanics', materialmen's, suppliers', and other like Liens and charges arising in the ordinary course of business securing obligations that are not incurred in connection with the obtaining of any advance or credit and which are not overdue, or are being contested in good faith by appropriate proceedings;

                  (f) Liens arising in connection with worker's compensation, unemployment insurance and progress payments under government contracts and liens securing the performance of bids, tenders, leases, contracts (other than for the repayment of borrowed money), statutory obligations, surety customs and appeal bonds and other obligations of like nature, incurred, in each case, in the ordinary course of business;

                  (g) judgment liens in existence in an amount not more than $100,000;

                  (h) zoning restrictions, easements, licenses, encumbrances, reservations, provisions, covenants, conditions, waivers, restrictions on the use of property or minor irregularities of title (and with respect to leasehold interests, mortgages, obligations, liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under a landlord or owner of the leased property, with or without consent of the lessee) as normally exist with respect to similar properties which do not in the aggregate materially impair the use thereof in the operation of any Borrower's business;

                  (i) any preexisting Lien (whether or not assumed) on any real property or tangible personal property hereafter acquired by any Borrower; provided, however,



                                                                            - 44
         that in each such case such Lien is limited to such acquired real or tangible personal property; provided, further, that proceeds from a Term Advance are not used to acquire such real property or tangible personal property;

                  (j) extensions, renewals and replacements of the Liens referred to in clause (b), (d) or (i) above; provided, any such extension, renewal or replacement liens shall be limited to the property or assets covered by the Lien extended, renewed or replaced;

                  (k) leases, subleases, licenses and sublicenses to third parties of patents, patent applications, trademarks and copyrights, in each case in the ordinary course of its business as currently conducted; and

                  (l) Liens of brokers under brokerage agreements entered into in the ordinary course of business as presently conducted.

                  Section 7.2 Indebtedness. Such Borrower will not incur, create, assume or permit to exist any indebtedness or liability on account of deposits or advances or any indebtedness for borrowed money or letters of credit issued on such Borrower's behalf, or any other indebtedness or liability evidenced by notes, bonds, debentures or similar obligations, except:

                  (a) indebtedness arising hereunder;

                  (b) indebtedness of such Borrower in existence on the date hereof and listed in Schedule 7.2 hereto;

                  (c) indebtedness of such Borrower (i) relating to liens of such Borrower permitted in accordance with Section 7.1, (ii) arising out of guaranties of such Borrower permitted under Section 7.3, or
         (iii) arising for such Borrower as a result of an investment in or loan to such Borrower by another Borrower in accordance with Section 7.4.

                  (d) unsecured trade debt incurred, and cash advances received from customers, in each case in the ordinary course of business;

                  (e) indebtedness of any Person existing at the time such Person is merged with or into such Borrower, to the extent the Lender consents to such merger in accordance with Section 7.7, and provided that such Debt is not incurred in connection with or in contemplation of such merger;

                  (f) extensions, renewals and replacements of the debt referred to in clause (b) or (c) above; provided that any such extension, renewal or replacement



                                                                            - 45
         shall be in an amount not greater than, and on terms no less favorable to such Borrower (other than interest rate increases) than, the amount extended, renewed or replaced;

                  (g) other Debt in an amount not to exceed $100,000; and

                  (h) capital leases to the extent the entry into such leases does not cause a Default or Event of Default hereunder.

                  Section 7.3 Guaranties. Such Borrower will not assume, guarantee, endorse or otherwise become directly or contingently liable in connection with any obligations of any other Person, except:

                  (a) the endorsement of negotiable instruments by such Borrower for deposit or collection or similar transactions in the ordinary course of business;

                  (b) guaranties, endorsements and other direct or contingent liabilities in connection with the obligations of other Persons, in existence on the date hereof and listed in Schedule 7.3 hereto; and

                  (c) guaranties of the obligations of one Borrower given by another Borrower.

                  Section 7.4 Investments and Subsidiaries.

                  (a) Such Borrower will not purchase or hold beneficially any stock or other securities or evidences of indebtedness of, make or permit to exist any loans or advances to, or make any investment or acquire any interest whatsoever in, any other Person, including specifically but without limitation any partnership or joint venture, except:
                           (i) investments in direct obligations of the United
                  States of America or any agency or instrumentality thereof whose obligations constitute full faith and credit obligations of the United States of America having a maturity of one year or less, commercial paper issued by U.S. corporations rated "A-1" or "A-2" by Standard & Poors Corporation or "P-1" or "P-2" by Moody's Investors Service or certificates of deposit or bankers' acceptances having a maturity of one year or less issued by members of the Federal Reserve System having deposits in excess of $100,000,000 (which certificates of deposit or bankers' acceptances are fully insured by the Federal Deposit Insurance Corporation);

                           (ii) advances or loans to such Borrower's officers
                  and employees not exceeding at any one time an aggregate of $200,000;



                                                                            - 46

                           (iii) advances in the form of progress payments,
                  prepaid rent not exceeding two months or security deposits;

                           (iv) unless a Default Period exists or would exist
                  immediately after or as a result of any such loan, advance or capital contribution, loans, advances or capital contributions by Heska to any Subsidiary that is also a Borrower; provided, however, that both before and after such advance or contribution both Heska's Tangible Net Worth and such Subsidiary's Tangible Net Worth must equal or exceed $100,000;

                           (v) unless a Default Period exists or would exist
                  immediately after or as a result of any such advance or contribution, advances or contributions by Heska to any Subsidiary that is not a Borrower; provided, however, that (A) both before and after such advance or contribution Heska's Tangible Net Worth must equal or exceed $100,000 and (B) all contributions and advances made in reliance on this subsection
                  (v) shall not exceed $700,000 in the aggregate during the 2000 fiscal year;

                           (vi) investments, including investments in
                  Subsidiaries, existing on the date hereof and listed in
                  Schedule 7.4;

                           (vii) investments in the following items arising in
                  the ordinary course of business: (A) prepaid expenses and negotiable instruments held for collection; (B) Accounts (and Investments obtained in exchange or settlement of Accounts for which the Borrower has determined that collection is not likely); and (C) lease, utility and worker's compensation, performance and other similar deposits;

                           (viii) unless a Default Period exists or would exist
                  immediately after or as a result of any such loan or advance, loans or advances by any Subsidiary that is also a Borrower to Heska; provided, however, that both before and after such loan or advance both Heska's Tangible Net Worth and such Subsidiary's Tangible Net Worth must equal or exceed $100,000.

                  (b) Such Borrower will not create or permit to exist any Subsidiary; provided, however, that so long as no Default Period exists, upon written request by such Borrower, the Lender shall not withhold its consent to the creation of (i) any domestic subsidiary provided such Borrower causes such subsidiary to deliver to the Lender a guaranty, a security agreement, and UCC financing statements and other documents requested by the Lender to create a first priority security interest on behalf of the Lender, or to perfect such security interest, in all assets of such subsidiary, or (ii) any foreign subsidiary.



                                                                            - 47

                  Section 7.5 Dividends. Such Borrower will not declare or pay any dividends (other than dividends payable solely in stock of such Borrower) on any class of its stock or make any payment on account of the purchase, redemption or other retirement of any shares of such stock or make any distribution in respect thereof, either directly or indirectly; provided, however, that (A) any Subsidiary may pay dividends to Heska; provided, however, that if such Subsidiary is also a Borrower such Subsidiary's Tangible Net Worth both before and after such dividend must equal or exceed $100,000; and (B) if no Default Period then exists or would occur immediately following or as a result of such repurchase, Heska may repurchase capital stock of Heska held by any employee provided Heska is required to do so pursuant to any employee equity subscription agreement, stock ownership plan or stock option agreement in effect from time to time; and provided further that the aggregate price paid for all such repurchased, redeemed, acquired or retired capital shall not exceed $100,000 during any fiscal year. Notwithstanding the foregoing, the exercise of stock options for the purchase of Heska's capital stock shall not, by means of any deemed repurchase of shares as a result of a cashless exercise or otherwise, cause a breach of this Section 7.5.

                  Section 7.6 Sale or Transfer of Assets; Suspension of Business Operations. Such Borrower will not sell, lease, assign, transfer or otherwise dispose of (i) the stock of any Subsidiary, (ii) all or a substantial part of its assets, or (iii) any Collateral or any interest therein (whether in one transaction or in a series of transactions) to any other Person other than (A) sale of Inventory in the ordinary course of business; (B) licenses and sublicenses to third parties of patents, patent applications, trademarks and copyrights, in each case in the ordinary course of its business as currently conducted; (C) the sale of used equipment, provided that the aggregate amount of any such sales of equipment shall not exceed $100,000 during any year, unless the proceeds of such sales are delivered to the Lender for application against the Obligations; (D) sales or other dispositions of Investments permitted by
Section 7.4; (E) sales of defaulted receivables to a collection agency in the ordinary course of business; (F) other sales of assets with book value of not more than $100,000 during any fiscal year, for fair and reasonable consideration, to the extent such sale could not reasonably be expected to have a material adverse effect; and (G) so long as the outstanding balance under the Center Revolving Note is zero and no Advances have been made to any Borrower in reliance on the assets of Center, a sale of substantially all the assets of Center. Such Borrower will not in any manner transfer any property without prior or present receipt of full and adequate consideration.

                  Section 7.7 Consolidation and Merger; Asset Acquisitions. Such Borrower will not consolidate with or merge into any Person, or permit any other Person to merge into it, or acquire (in a transaction analogous in purpose or effect to a consolidation or merger) all or substantially all the assets of any other Person; provided, however, that the Lender will not unreasonably withhold its consent to any merger or acquisition.



                                                                            - 48

                  Section 7.8 Restrictions on Nature of Business. Such Borrower will not engage in any line of business materially different from that presently engaged in by such Borrower and/or lines of business reasonably related or supplementing thereto and will not purchase, lease or otherwise acquire assets not related to its business.

                  Section 7.9 Accounting. Such Borrower will not adopt any material change in accounting principles other than as required by GAAP, the SEC, or NASDAQ. Such Borrower will not adopt, permit or consent to any change in its fiscal year.

                  Section 7.10 Capital Expenditures. The Borrowers, together with any Affiliates, will not incur or contract to incur, in the aggregate, Capital Expenditures of more than $2,800,000 in the aggregate during the period from January 1, 2000 through December 31, 2000.

                  Section 7.11 Discounts, etc. Such Borrower will not, following and during the continuance of an Event of Default, if requested by the Lender, grant any discount, credit or allowance to any customer of such Borrower or accept any return of goods sold, or modify, amend, subordinate, cancel or terminate the obligation of any account debtor or other obligor of such Borrower.

                  Section 7.12 Defined Benefit Pension Plans. Such Borrower will not adopt, create, assume or become a party to any defined benefit pension plan, unless disclosed to the Lender pursuant to Section 5.10.

                  Section 7.13 Other Defaults. Such Borrower will not permit any breach, default or event of default to occur under any note, loan agreement, indenture, lease, mortgage, contract for deed, security agreement or other contractual obligation binding upon such Borrower if the effect of such breach, default or event of default is to permit the lender thereof to accelerate the payment of $100,000 or more; provided, however, that such Borrower shall not be in breach hereunder so long as such breach, default or event of default is being contested in good faith by appropriate proceedings, for which proper reserves have been made, and the Lender has been given written notice of such content.

                  Section 7.14 Place of Business; Name. Such Borrower will not transfer its chief executive office or principal place of business, or move, relocate, close or sell any business location. Such Borrower will not permit any tangible Collateral or any records pertaining to the Collateral to be located in any state or area in which, in the event of such location, a financing statement covering such Collateral would be required to be, but has not in fact been, filed in order to perfect the Security Interest. Such Borrower will not change its name. Upon written request by any Borrower, after delivery by such Borrower of (a) financing statements, financing statement amendments, and other documents requested by the Lender for the purpose of perfecting or maintaining priority or perfection of the Security



                                                                            - 49

Interest and the other security interests evidenced by the Security Documents, and (b) searches and other proof requested by the Lender to evidence such priority and perfection, the Lender shall grant its consent to (x) a relocation of business locations or Collateral within the United States or (y) a change of any Borrower's name.

                  Section 7.15 Organizational Documents. Such Borrower will not become an S Corporation within the meaning of the Internal Revenue Code of 1986, as amended.

                                  ARTICLE VIII

                     EVENTS OF DEFAULT, RIGHTS AND REMEDIES

                  Section 8.1 Events of Default. "Event of Default", wherever used herein, means any one of the following events:

                  (a) default in the payment of the Obligations (other than the Obligations specified in Section 8.1(b)) when they become due and payable;

                  (b) default in the payment of any fees, commissions, costs or expenses required to be paid by any Borrower under this Agreement or any other Loan Document within 5 Business Days of the date they become due and payable;

                  (c) default in the performance, or breach, of the covenants contained in Section 6.4(a) or Section 6.6(a) of this Agreement if such default remains unremedied 15 Business Days after its occurrence; or default in the performance, or breach, of any other covenant or agreement of any Borrower contained in this Agreement or any other Loan Document;

                  (d) Any Borrower or any Guarantor shall be or become insolvent, or admit in writing its or his inability to pay its or his debts as they mature, or make an assignment for the benefit of creditors; or any Borrower or any Guarantor shall apply for or consent to the appointment of any receiver, trustee, or similar officer for it or him or for all or any substantial part of its or his property; or such receiver, trustee or similar officer shall be appointed without the application or consent of such Borrower or such Guarantor, as the case may be; or any Borrower or any Guarantor shall institute (by petition, application, answer, consent or otherwise) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding relating to it or him under the laws of any jurisdiction; or any such proceeding shall be instituted (by petition, application or otherwise) against any Borrower or any such Guarantor; or any judgment, writ, warrant of attachment or execution or similar process shall be issued or levied against a substantial part of the property of any Borrower or any Guarantor;



                                                                            - 50

                  (e) A petition shall be filed by or against any Borrower or any Guarantor under the United States Bankruptcy Code naming such Borrower or such Guarantor as debtor;

                  (f) Any representation or warranty made by any Borrower in this Agreement, by any Guarantor in any guaranty delivered to the Lender, or by any Borrower (or any of its officers) or any Guarantor in any agreement, certificate, instrument or financial statement or other statement contemplated by or made or delivered pursuant to or in connection with this Agreement or any such guaranty shall prove to have been incorrect in any material respect when deemed to be effective;

                  (g) The rendering against any Borrower of a final judgment, decree or order for the payment of money in excess of $100,000 and the continuance of such judgment, decree or order unsatisfied and in effect for any period of 30 consecutive days without a stay of execution;

                  (h) A default under any bond, debenture, note or other evidence of indebtedness of any Borrower owed to any Person other than the Lender, or under any indenture or other instrument under which any such evidence of indebtedness has been issued or by which it is governed, or under any lease of any of the Premises, and the expiration of the applicable period of grace, if any, specified in such evidence of indebtedness, indenture, other instrument or lease, if the effect of such default is to permit the lender thereof to accelerate the payment of indebtedness $100,000 or more;

                  (i) Any Reportable Event, which the Lender determines in good faith might constitute grounds for the termination of any Plan or for the appointment by the appropriate United States District Court of a trustee to administer any Plan, shall have occurred and be continuing 30 days after written notice to such effect shall have been given to such Borrower by the Lender; or a trustee shall have been appointed by an appropriate United States District Court to administer any Plan; or the Pension Benefit Guaranty Corporation shall have instituted proceedings to terminate any Plan or to appoint a trustee to administer any Plan; or any Borrower shall have filed for a distress termination of any Plan under Title IV of ERISA; or any Borrower shall have failed to make any quarterly contribution required with respect to any Plan under Section 412(m) of the Internal Revenue Code of 1986, as amended, which the Lender determines in good faith may by itself, or in combination with any such failures that the Lender may determine are likely to occur in the future, result in the imposition of a lien on such Borrower's assets in favor of the Plan;



                                                                            - 51

                  (j) An event of default shall occur under any Security Document or under any other security agreement, mortgage, deed of trust, assignment or other instrument or agreement securing any obligations of any Borrower hereunder or under any note;

                  (k) Except as permitted by Section 7.6 of this Agreement, any Borrower shall liquidate, dissolve, terminate or suspend its business operations or otherwise fail to operate its business in the ordinary course, or sell all or substantially all of its assets, without the Lender's prior written consent;

                  (l) Any Borrower shall fail to pay, withhold, collect or remit any tax or tax deficiency when assessed or due (other than any tax deficiency which is being contested in good faith and by proper proceedings and for which it shall have set aside on its books adequate reserves therefor) or notice of any state or federal tax liens shall be filed or issued (unless such lien is being contested in good faith and by proper proceedings and for which it shall have set aside on its books adequate reserves therefor);

                  (m) Default in the payment of any amount owed by any Borrower to the Lender, other than any indebtedness arising hereunder;

                  (n) Any Guarantor shall repudiate, purport to revoke or fail to perform any such Guarantor's obligations under such Guarantor's guaranty in favor of the Lender, or any Guarantor shall cease to exist;

                  (o) Any event or circumstance with respect to any Borrower shall occur such that the Lender shall believe in good faith that the prospect of payment of all or any part of the Obligations or the performance by any Borrower under the Loan Documents is impaired or any material adverse change in the business or financial condition of any Borrower shall occur;

                  (p) Any Borrower shall take or participate in any action which would be prohibited under the provisions of any Subordination Agreement or make any payment on Subordinated Indebtedness (as defined in any Subordination Agreement) that any Person was not entitled to receive under the provisions of such Subordination Agreement; or

                  Section 8.2 Rights and Remedies. During any Default Period, the Lender may exercise any or all of the following rights and remedies:

                  (a) the Lender may, by notice to Heska, declare the Commitment to be terminated, whereupon the same shall forthwith terminate;



                                                                            - 52

                  (b) the Lender may, by notice to Heska, declare the Obligations to be forthwith due and payable, whereupon all Obligations shall become and be forthwith due and payable, without presentment, notice of dishonor, protest or further notice of any kind, all of which each Borrower hereby expressly waives;

                  (c) the Lender may refuse to fund any requested Advance made by any Borrower;

                  (d) the Lender may, without notice to any Borrower and without further action, apply any and all money owing by the Lender to any Borrower to the payment of the Obligations;

                  (e) the Lender may exercise and enforce any and all rights and remedies available upon default to a secured party under the UCC, including, without limitation, the right to take possession of Collateral, or any evidence thereof, proceeding without judicial process or by judicial process (without a prior hearing or notice thereof, which each Borrower hereby expressly waives) and the right to sell, lease or otherwise dispose of any or all of the Collateral, and, in connection therewith, each Borrower will on demand assemble the Collateral and make it available to the Lender at a place to be designated by the Lender which is reasonably convenient to both parties;

                  (f) the Lender may exercise and enforce its rights and remedies under the Loan Documents; and

                  (g) the Lender may exercise any other rights and remedies available to it by law or agreement.

Notwithstanding the foregoing, upon the occurrence of an Event of Default described in subsections (d) or (e) of Section 8.1, the Obligations shall be immediately due and payable automatically without presentment, demand, protest or notice of any kind.

                  Section 8.3 Certain Notices. If notice to any Borrower of any intended disposition of Collateral or any other intended action is required by law in a particular instance, such notice shall be deemed commercially reasonable if given (in the manner specified in Section 9.5) at least ten calendar days before the date of intended disposition or other action.



                                                                            - 53

                                   ARTICLE IX

                                  MISCELLANEOUS

                  Section 9.1 Restatement of Old Credit Documents. This Agreement is executed for the purpose of amending and restating the Old Credit Documents.

                  Section 9.2 Release. Each Borrower hereby absolutely and unconditionally releases and forever discharges the Lender, the Participants and any and all parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description relating to the transactions contemplated by this Agreement, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which such Borrower has had or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Agreement, whether such claims, demands and causes of action are matured or unmatured or known or unknown. For greater certainty, nothing herein shall constitute a release by any Borrower of any Person for any such claim, demand or cause of action arising after the date of this Agreement.

                  Section 9.3 No Waiver; Cumulative Remedies. No failure or delay by the Lender in exercising any right, power or remedy under the Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy under the Loan Documents. The remedies provided in the Loan Documents are cumulative and not exclusive of any remedies provided by law.

                  Section 9.4 Amendments, Etc. No amendment, modification, termination or waiver of any provision of any Loan Document or consent to any departure by any Borrower therefrom or any release of a Security Interest shall be effective unless the same shall be in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on any Borrower in any case shall entitle such Borrower to any other or further notice or demand in similar or other circumstances.

                  Section 9.5 Addresses for Notices, Etc. Except as otherwise expressly provided herein, all notices, requests, demands and other communications provided for under the Loan Documents shall be in writing and shall be (a) personally delivered, (b) sent by first class United States mail,
(c) sent by overnight courier of national reputation, or (d) transmitted by telecopy, in each case addressed or telecopied to the party to whom notice is being given at its address or telecopier number as set forth below:



                                                                            - 54

                  If to the Borrowers:

                  Heska Corporation
                  1613 Prospect Parkway
                  Fort Collins, Colorado 80525
                  Telecopier: (970) 484-9505
                  Attention: Chief Financial Officer


                  If to the Lender:

                  Wells Fargo Business Credit, Inc.
                  MAC C7300-300
                  1740 Broadway
                  Denver, Colorado 80274
                  Telecopier: 303-863-4904
                  Attention: Colette Taylor

or, as to each party, at such other address or telecopier number as may hereafter be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section. All such notices, requests, demands and other communications shall be deemed to have been given on
(a) the date received if personally delivered, (b) when deposited in the mail if delivered by mail, (c) the date sent if sent by overnight courier, or (d) the date of transmission if delivered by telecopy, except that notices or requests to the Lender pursuant to any of the provisions of Article II shall not be effective until received by the Lender.

                  Section 9.6 Further Documents. Each Borrower will from time to time execute and deliver or endorse any and all instruments, documents, conveyances, assignments, security agreements, financing statements and other agreements and writings that the Lender may reasonably request in order to secure, protect, perfect or enforce the Security Interest or the Lender's rights under the Loan Documents (but any failure to request or assure that any Borrower executes, delivers or endorses any such item shall not affect or impair the validity, sufficiency or enforceability of the Loan Documents and the Security Interest, regardless of whether any such item was or was not executed, delivered or endorsed in a similar context or on a prior occasion).

                  Section 9.7 Collateral. This Agreement does not contemplate a sale of accounts, contract rights or chattel paper, and, as provided by law, each Borrower is entitled to any surplus and shall remain liable for any deficiency. The Lender's duty of care with respect to Collateral in its possession (as imposed by law) shall be deemed fulfilled if it exercises reasonable care in physically keeping such Collateral, or in the case of Collateral in



                                                                            - 55
the custody or possession of a bailee or other third person, exercises reasonable care in the selection of the bailee or other third person, and the Lender need not otherwise preserve, protect, insure or care for any Collateral. The Lender shall not be obligated to preserve any rights any Borrower may have against prior parties, to realize on the Collateral at all or in any particular manner or order or to apply any cash proceeds of the Collateral in any particular order of application.

                  Section 9.8 Costs and Expenses. Each Borrower, jointly and severally, agrees to pay on demand all costs and expenses, including (without limitation) reasonable attorneys' fees, incurred by the Lender in connection with the Obligations, this Agreement, the Loan Documents, and any other document or agreement related hereto or thereto, and the transactions contemplated hereby, including without limitation all such costs, expenses and fees incurred in connection with the negotiation, preparation, execution, amendment, administration, performance, collection and enforcement of the Obligations and all such documents and agreements and the creation, perfection, protection, satisfaction, foreclosure or enforcement of the Security Interest.

                  Section 9.9 Indemnity. In addition to the payment of expenses pursuant to Section 9.8, each Borrower, jointly and severally, agrees to indemnify, defend and hold harmless the Lender, and any of its participants, parent corporations, subsidiary corporations, affiliated corporations, successor corporations, and all present and future officers, directors, employees, attorneys and agents of the foregoing (the "Indemnitees") from and against any of the following (collectively, "Indemnified Liabilities"):

                           (i) any and all transfer taxes, documentary taxes,
                  assessments or charges made by any governmental authority by reason of the execution and delivery of the Loan Documents or the making of the Advances;

                           (ii) any claims, loss or damage to which any
                  Indemnitee may be subjected if any representation or warranty contained in Section 5.12 proves to be incorrect in any respect or as a result of any violation of the covenant contained in Section 6.4(b); and

                           (iii) any and all other liabilities, losses, damages,
                  penalties, judgments, suits, claims, costs and expenses of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel) in connection with the foregoing and any other investigative, administrative or judicial proceedings, whether or not such Indemnitee shall be designated a party thereto, which may be imposed on, incurred by or asserted against any such Indemnitee, in any manner related to or arising out of or in connection with the making of the Advances and the Loan Documents or the use or intended use of the proceeds of the Advances;



                                                                            - 56
provided that no Borrower shall have any such obligation for any Indemnified Liabilities arising from any act or omission by an Indemnitee which constitutes gross negligence or willful misconduct. If any investigative, judicial or administrative proceeding arising from any of the foregoing is brought against any Indemnitee, upon such Indemnitee's request, each Borrower, or counsel designated by any such Borrower and satisfactory to the Indemnitee, will resist and defend such action, suit or proceeding to the extent and in the manner directed by the Indemnitee, at such Borrower's sole costs and expense. Each Indemnitee will use its best efforts to cooperate in the defense of any such action, suit or proceeding. If the foregoing undertaking to indemnify, defend and hold harmless may be held to be unenforceable because it violates any law or public policy, each Borrower shall nevertheless make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. Each Borrower's obligation under this Section
9.9 shall survive the termination of this Agreement and the discharge of such Borrower's other obligations hereunder.

                  Section 9.10 Participants. The Lender and its participants, if any, are not partners or joint venturers, and the Lender shall not have any liability or responsibility for any obligation, act or omission of any of its participants. All rights and powers specifically conferred upon the Lender may be transferred or delegated to any of the Lender's participants, successors or assigns.

                  Section 9.11 Execution in Counterparts. This Agreement and other Loan Documents may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.

                  Section 9.12 Binding Effect; Assignment; Complete Agreement; Exchanging Information. The Loan Documents shall be binding upon and inure to the benefit of the Borrowers and the Lender and their respective successors and assigns, except that no Borrower shall have the right to assign its rights thereunder or any interest therein without the Lender's prior written consent. This Agreement, together with the Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and supersedes all prior agreements, written or oral, on the subject matter hereof. Without limiting the Lender's right to share information regarding any Borrower and its Affiliates with the Lender's participants (except that the Lender shall not share any information with a participant that is a competitor, or an affiliate of a competitor, of any such Borrower, in the area of researching, developing and manufacturing animal health products), accountants, lawyers and other advisors, the Lender, WFC Holdings Corporation, and all direct and indirect subsidiaries of WFC Holdings Corporation, may exchange any and all information they may have in their possession regarding any Borrower and its Affiliates, and each Borrower waives any right of confidentiality it may have with respect to such exchange of such information.



                                                                            - 57

                  Section 9.13 Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

                  Section 9.14 Headings. Article and Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.



                                                                            - 58

                  Section 9.15 Governing Law; Jurisdiction, Venue; Waiver of Jury Trial. The Loan Documents shall be governed by and construed in accordance with the substantive laws (other than conflict laws) of the State of Colorado. The parties hereto hereby (i) consent to the personal jurisdiction of the state and federal courts located in the State of Colorado in connection with any controversy related to this Agreement; (ii) waive any argument that venue in any such forum is not convenient, (iii) agree that any litigation initiated by the Lender or any Borrower in connection with this Agreement or the other Loan Documents shall be venued in either the District Court for the City and County of Denver, Colorado, or the United States District Court, District of Colorado; and (iv) agree that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. THE PARTIES WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED ON OR PERTAINING TO THIS AGREEMENT.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

WELLS FARGO                            HESKA CORPORATION
BUSINESS CREDIT, INC.



By  /s/Collette Taylor                 By /s/Ronald L. Hendrick
    ------------------------------       ----------------------
    Colette Taylor, Assistant            Ronald L. Hendrick, Chief
    Vice President                       Financial Officer

                                       DIAMOND ANIMAL HEALTH, INC.


                                       By /s/Ronald L. Hendrick
                                         ----------------------
                                         Ronald L. Hendrick, Secretary
                                         and Treasurer

                                       CENTER LABORATORIES, INC.


                                       By /s/Ronald L. Hendrick
                                         ----------------------
                                         Ronald L. Hendrick, Secretary



                                                                            - 59

                         Table of Exhibits and Schedules

                  Exhibit A                          Form of Heska Revolving Note

                  Exhibit B                          Form of Diamond Revolving Note

                  Exhibit C                          Form of Center Revolving Note

                  Exhibit D                          Form of Term Loan A Note

                  Exhibit E                          Form of Term Loan B Note

                  Exhibit F                          Premises

                  Exhibit G                          Compliance Certificate

                                                  -------------------

                  Schedule 5.1                       Trade Names, Chief Executive Office, Principal
                                                     Place of Business, and Locations of Collateral

                  Schedule 5.4                       List of Subsidiaries

                  Schedule 5.6                       Litigation

                  Schedule 5.10                      Plans

                  Schedule 5.12                      Environmental Matters

                  Schedule 7.1                       Permitted Liens

                  Schedule 7.2                       Permitted Indebtedness and Guaranties

                  Schedule 7.3                       Guarantees

                  Schedule 7.4                       Investments

                                        Exhibit A to Amended and Restated Credit and Security Agreement

                                 REVOLVING NOTE

$10,000,000                                                     Denver, Colorado
                                                                  June ___, 2000

                  For value received, the undersigned, HESKA CORPORATION, a Delaware corporation (the "Borrower"), hereby promises to pay on the Termination Date under the Credit Agreement (defined below), to the order of WELLS FARGO BUSINESS CREDIT, INC., a Minnesota corporation (the "Lender"), at its main office in Denver, Colorado, or at any other place designated at any time by the holder hereof, in lawful money of the United States of America and in immediately available funds, the principal sum of Ten Million Dollars ($10,000,000) or, if less, the aggregate unpaid principal amount of all Revolving Advances made by the Lender to the Borrower under the Credit Agreement (defined below) together with interest on the principal amount hereunder remaining unpaid from time to time, computed on the basis of the actual number of days elapsed and a 360-day year, from the date hereof until this Note is fully paid at the rate from time to time in effect under the Second Amended and Restated Credit and Security Agreement of even date herewith (as the same may hereafter be amended, supplemented or restated from time to time, the "Credit Agreement") by and among the Lender, the Borrower, Diamond Animal Health, Inc., and Center Laboratories, Inc. The principal hereof and interest accruing thereon shall be due and payable as provided in the Credit Agreement. This Note may be prepaid only in accordance with the Credit Agreement.

                  This Note is issued pursuant, and is subject, to the Credit Agreement, which provides, among other things, for acceleration hereof. This
Note is the Heska Revolving Note referred to in the Credit Agreement. This Note is secured, among other things, pursuant to the Credit Agreement and the Security Documents as therein defined, and may now or hereafter be secured by one or more other security agreements, mortgages, deeds of trust, assignments or other instruments or agreements.

                  The Borrower hereby agrees to pay all costs of collection, including attorneys' fees and legal expenses in the event this Note is not paid when due, whether or not legal proceedings are commenced.

                  Presentment or other demand for payment, notice of dishonor and protest are expressly waived.

                                       HESKA CORPORATION


                                       By
                                          --------------------------------------
                                          Ronald L. Hendrick,
                                          Chief Financial Officer

                                        Exhibit B to Amended and Restated Credit and Security Agreement

                                 REVOLVING NOTE

$10,000,000                                                     Denver, Colorado
                                                                  June ___, 2000

                  For value received, the undersigned, DIAMOND ANIMAL HEALTH, INC., an Iowa corporation ("Diamond") and HESKA CORPORATION, a Delaware corporation (collectively, the "Borrowers"), hereby promise to pay on the Termination Date under the Credit Agreement (defined below), to the order of WELLS FARGO BUSINESS CREDIT, INC., a Minnesota corporation (the "Lender"), at its main office in Denver, Colorado, or at any other place designated at any time by the holder hereof, in lawful money of the United States of America and in immediately available funds, the principal sum of Ten Million Dollars ($10,000,000) or, if less, the aggregate unpaid principal amount of all Revolving Advances made by the Lender to Diamond under the Credit Agreement (defined below) together with interest on the principal amount hereunder remaining unpaid from time to time, computed on the basis of the actual number of days elapsed and a 360-day year, from the date hereof until this Note is fully paid at the rate from time to time in effect under the Second Amended and Restated Credit and Security Agreement of even date herewith (as the same may hereafter be amended, supplemented or restated from time to time, the "Credit Agreement") by and among the Lender, the Borrowers, and Center Laboratories, Inc. The principal hereof and interest accruing thereon shall be due and payable as provided in the Credit Agreement. This Note may be prepaid only in accordance with the Credit Agreement.

                  This Note is issued pursuant, and is subject, to the Credit Agreement, which provides, among other things, for acceleration hereof. To the extent this Note evidences the Borrower's Obligation to pay Existing Revolving Advances, this Note is issued in substitution for and replacement of, but not in payment of, Diamond's promissory note dated as of September 8, 1998, payable to the order of the Lender in the original principal amount of $2,500,000. This
Note is the Diamond Revolving Note referred to in the Credit Agreement. This
Note is secured, among other things, pursuant to the Credit Agreement and the Security Documents as therein defined, and may now or hereafter be secured by one or more other security agreements, mortgages, deeds of trust, assignments or other instruments or agreements.

                  The Borrower hereby agrees to pay all costs of collection, including attorneys' fees and legal expenses in the event this Note is not paid when due, whether or not legal proceedings are commenced.

                  Presentment or other demand for payment, notice of dishonor and protest are expressly waived.

DIAMOND ANIMAL HEALTH, INC.            HESKA CORPORATION


By                                     By
   -------------------------------       ---------------------------------------
   Ronald L. Hendrick,                   Ronald L. Hendrick,
   Secretary and Treasurer               Chief Financial Officer

                                        Exhibit C to Amended and Restated Credit and Security Agreement

                                 REVOLVING NOTE

$10,000,000                                                     Denver, Colorado
                                                                  June ___, 2000

                  For value received, the undersigned, CENTER LABORATORIES, INC., a Delaware corporation ("Center") and HESKA CORPORATION, a Delaware corporation (collectively, the "Borrowers"), hereby promise to pay on the Termination Date under the Credit Agreement (defined below), to the order of WELLS FARGO BUSINESS CREDIT, INC., a Minnesota corporation (the "Lender"), at its main office in Denver, Colorado, or at any other place designated at any time by the holder hereof, in lawful money of the United States of America and in immediately available funds, the principal sum of Ten Million Dollars ($10,000,000) or, if less, the aggregate unpaid principal amount of all Revolving Advances made by the Lender to Center under the Credit Agreement (defined below) together with interest on the principal amount hereunder remaining unpaid from time to time, computed on the basis of the actual number of days elapsed and a 360-day year, from the date hereof until this Note is fully paid at the rate from time to time in effect under the Second Amended and Restated Credit and Security Agreement of even date herewith (as the same may hereafter be amended, supplemented or restated from time to time, the "Credit Agreement") by and between the Lender, the Borrowers, and Diamond Animal Health, Inc. The principal hereof and interest accruing thereon shall be due and payable as provided in the Credit Agreement. This Note may be prepaid only in accordance with the Credit Agreement.

                  This Note is issued pursuant, and is subject, to the Credit Agreement, which provides, among other things, for acceleration hereof. This
Note is the Center Revolving Note referred to in the Credit Agreement. This Note is secured, among other things, pursuant to the Credit Agreement and the Security Documents as therein defined, and may now or hereafter be secured by one or more other security agreements, mortgages, deeds of trust, assignments or other instruments or agreements.

                  The Borrowers hereby agree to pay all costs of collection, including attorneys' fees and legal expenses in the event this Note is not paid when due, whether or not legal proceedings are commenced.

                  Presentment or other demand for payment, notice of dishonor and protest are expressly waived.

CENTER LABORATORIES, INC.              HESKA CORPORATION


By                                     By
  --------------------------------       ---------------------------------------
  Ronald L. Hendrick, Secretary          Ronald L. Hendrick,
                                         Chief Financial Officer

                                        Exhibit D to Amended and Restated Credit and Security Agreement

                                TERM LOAN A NOTE

$1,040,000.13                                                   Denver, Colorado
                                                                   June 14, 2000

                  For value received, the undersigned, DIAMOND ANIMAL HEALTH, INC., an Iowa corporation ("Diamond") and HESKA CORPORATION, a Delaware corporation (collectively, the "Borrowers"), hereby promise to pay on the Termination Date under the Credit Agreement (defined below), to the order of WELLS FARGO BUSINESS CREDIT, INC., a Minnesota corporation (the "Lender"), at its main office in Denver, Colorado, or at any other place designated at any time by the holder hereof, in lawful money of the United States of America and in immediately available funds, the principal sum of One Million Forty Thousand and 13/100 Dollars ($1,040,000.13) or, if less, the aggregate unpaid principal amount of all Term Loan A Advances made by the Lender to Diamond under the Credit Agreement (defined below) together with interest on the principal amount hereunder remaining unpaid from time to time, computed on the basis of the actual number of days elapsed and a 360-day year, from the date hereof until this Note is fully paid at the rate from time to time in effect under the Second Amended and Restated Credit and Security Agreement of even date herewith (as the same may hereafter be amended, supplemented or restated from time to time, the "Credit Agreement") by and among the Lender, the Borrowers, and Center Laboratories, Inc. The principal hereof and interest accruing thereon shall be due and payable as provided in the Credit Agreement. This Note may be prepaid only in accordance with the Credit Agreement.

                  This Note is issued pursuant, and is subject, to the Credit Agreement, which provides, among other things, for acceleration hereof. This
Note is issued in substitution for and replacement of, but not in payment of, Diamond's Term Loan A Note dated as of September 8, 1998, payable to the order of the Lender in the original principal amount of $1,600,000. This Note is the Term Loan A Note referred to in the Credit Agreement. This Note is secured, among other things, pursuant to the Credit Agreement and the Security Documents as therein defined, and may now or hereafter be secured by one or more other security agreements, mortgages, deeds of trust, assignments or other instruments or agreements.

                  The Borrower hereby agrees to pay all costs of collection, including attorneys' fees and legal expenses in the event this Note is not paid when due, whether or not legal proceedings are commenced.

                  Presentment or other demand for payment, notice of dishonor and protest are expressly waived.

DIAMOND ANIMAL HEALTH, INC.            HESKA CORPORATION


By                                     By
  --------------------------------       ---------------------------------------
  Ronald L. Hendrick,                    Ronald L. Hendrick,
  Secretary and Treasurer                Chief Financial Officer

                                        Exhibit E to Amended and Restated Credit and Security Agreement

                                TERM LOAN B NOTE

$2,062,500                                                      Denver, Colorado
                                                                  June ___, 2000

                  For value received, the undersigned, DIAMOND ANIMAL HEALTH, INC., an Iowa corporation ("Diamond") and HESKA CORPORATION, a Delaware corporation (collectively, the "Borrowers"), hereby promise to pay on the Termination Date under the Credit Agreement (defined below), to the order of WELLS FARGO BUSINESS CREDIT, INC., a Minnesota corporation (the "Lender"), at its main office in Denver, Colorado, or at any other place designated at any time by the holder hereof, in lawful money of the United States of America and in immediately available funds, the principal sum of Two Million Sixty-Two Thousand Five Hundred Dollars ($2,062,500) or, if less, the aggregate unpaid principal amount of all Term Loan B Advances made by the Lender to Diamond under the Credit Agreement (defined below) together with interest on the principal amount hereunder remaining unpaid from time to time, computed on the basis of the actual number of days elapsed and a 360-day year, from the date hereof until this Note is fully paid at the rate from time to time in effect under the Second Amended and Restated Credit and Security Agreement of even date herewith (as the same may hereafter be amended, supplemented or restated from time to time, the "Credit Agreement") by and among the Lender, the Borrowers, and Center Laboratories, Inc. The principal hereof and interest accruing thereon shall be due and payable as provided in the Credit Agreement. This Note may be prepaid only in accordance with the Credit Agreement.

                  This Note is issued pursuant, and is subject, to the Credit Agreement, which provides, among other things, for acceleration hereof. This
Note is issued in substitution for and replacement of, but not in payment of, Diamond's Term Loan B Note dated as of September 8, 1998, payable to the order of the Lender in the original principal amount of $2,250,000. This Note is the Term Loan B Note referred to in the Credit Agreement. This Note is secured, among other things, pursuant to the Credit Agreement and the Security Documents as therein defined, and may now or hereafter be secured by one or more other security agreements, mortgages, deeds of trust, assignments or other instruments or agreements.

                  The Borrower hereby agrees to pay all costs of collection, including attorneys' fees and legal expenses in the event this Note is not paid when due, whether or not legal proceedings are commenced.

                  Presentment or other demand for payment, notice of dishonor and protest are expressly waived.

DIAMOND ANIMAL HEALTH, INC.            HESKA CORPORATION


By                                     By
  --------------------------------       ---------------------------------------
  Ronald L. Hendrick,                    Ronald L. Hendrick,
  Secretary and Treasurer                Chief Financial Officer

                                        Exhibit F to Amended and Restated Credit and Security Agreement

                                    PREMISES

                  The Premises referred to in the Amended and Restated Credit and Security Agreement are legally described as follows:

All of the Northeast 1/4 of the Southwest 1/4 of Section 17, Township 78 North, Range 23 West of the Fifth Principal Meridian lying North and East of the Chicago, Burlington & Quincy Railroad (formerly known as Des Moines & Knoxville Railway and sometimes erroneously described as the Des Moines & Kansas City Railway) now included in and forming a part of the City of Des Moines, Polk County, Iowa, except the following:

The South 208 3/4 feet of the East 434 feet of said Northeast 1/4 of the Southwest 1/4 of Section 17, Township 78 North, Range 23, West of the Fifth Principal Meridian, Polk County, Iowa;

A strip of ground 30 feet in width lying Northerly from and adjacent to the Northerly line of the 100 foot right-of-way of the Chicago, Burlington & Quincy Railroad Company in the South 17 acres (except street) of the Northeast 1/4 of the Southwest 1/4 of Section 17, Township 78 North, Range 23, West of the Fifth Principal Meridian, Polk County, Iowa;

A rectangular piece in the Northeast 1/4 of the Southwest 1/4 of Section 17, Township 78 North, Range 23 West of the Fifth Principal Meridian, Polk County, Iowa, lying within the following described lines: Beginning at a point on the West line of said Northeast 1/4 of said Southwest 1/4 of said Section 17 which is 120 feet North of the Northerly line of the 100 foot right-of-way; of the Chicago, Burlington & Quincy Railroad Company; thence South along said West line of said Northeast 1/4 of said Southwest 1/4 of said Section 17, a distance of 120 feet to the Northerly line of said railroad right-of-way; thence Easterly at right angles to said West line of said Northeast 1/4 of said Southwest 1/4 of said Section 17, a distance of 80 feet; thence North on a line 80 feet East of and parallel with the West line of said Northwest 1/4 of Southwest 1/4 of said
Section 17, a distance of 120 feet; thence Westerly in a straight line a distance of 80 feet to the point of beginning; and

The Southeast 1/4 of the Northeast 1/4 and the Northeast 1/4 of the Northeast 1/4 and the Northeast 1/4 of the Southeast 1/4 and the Southeast 1/4 of the Southeast 1/4 of Section 22, Township 77 North, Range 23 West of the 5th P.M. in Warren County, Iowa and the portion of the Northwest 1/4 of the Southwest 1/4 located north and west of the roadway in Section 23, Township 77 North, Range 23 West of the 5th P.M. in Warren County, Iowa.

                                        Exhibit G to Amended and Restated Credit and Security Agreement

                             COMPLIANCE CERTIFICATE

To:               Colette Taylor
                  Wells Fargo Business Credit, Inc.

Date:                               , 20
                  ------------------    ---

Subject:          Heska Corporation
                  Financial Statements

                  In accordance with our Second Amended and Restated Credit and Security Agreement dated as of June 14, 2000 (the "Credit Agreement"), attached are the financial statements of Heska Corporation ("Heska") as of and for ________________, 20___ (the "Reporting Date") and the year-to-date period then ended (the "Current Financials"). All terms used in this certificate have the meanings given in the Credit Agreement.

                  I certify that, to the best of my knowledge, the Current Financials have been prepared in accordance with GAAP, subject to year-end audit adjustments, and fairly present the Borrower's financial condition and the results of its operations as of the date thereof.

                  Events of Default. (Check one):

         [ ] The undersigned does not have knowledge of the occurrence of a Default or Event of Default under the Credit Agreement.

         [ ] The undersigned has knowledge of the occurrence of a Default or Event of Default under the Credit Agreement and attached hereto is a statement of the facts with respect to thereto.

                  I hereby certify to the Lender as follows:

         [ ] The Reporting Date does not mark the end of one of the Borrower's fiscal quarters, hence I am completing all paragraphs below except paragraph 2.

         [ ] The Reporting Date marks the end of one of the Borrower's fiscal quarters, hence I am completing all paragraphs below.

                  Financial Covenants. I further hereby certify as follows:

                  1. Minimum Book Net Worth. Pursuant to Section 6.12 of the Credit Agreement, as of the Reporting Date, Heska's Book Net Worth was, on a consolidated basis, $_________________, which [ ] satisfies [ ] does not satisfy the requirement that such amount be not less than $_____________ on the Reporting Date.

                  2. Minimum Net Income. Pursuant to Section 6.13 of the Credit Agreement, as of the Reporting Date, Heska's Net Income was, on a consolidated basis, $_________________, which [ ] satisfies [ ] does not satisfy the requirement that such amount be no less than $______________ on the Reporting Date.

                  3. Minimum Cash Balance. Pursuant to Section 6.14 of the Credit Agreement, as of the Reporting Date, the Borrower's Cash was $_________________, which [ ] satisfies [ ] does not satisfy the requirement that such amount be no less than $______________ on the Reporting Date.

                  4. Minimum Individual Book Net Worth. Pursuant to Section 6.15 of the Credit Agreement, as of the Reporting Date, Heska's Book Net Worth was $_________________, Diamond's Book Net Worth was $_________________, and Center's Book Net Worth was $_________________,
         which [ ] satisfies [ ] does not satisfy the requirement that such amounts be no less than zero on the Reporting Date.

                  5. Capital Expenditures. Pursuant to Section 7.10 of the Credit Agreement, as of the Reporting Date, Heska's Capital Expenditures were, in the aggregate and on a consolidated basis, $_______________ which [ ] satisfies [ ] does not satisfy the requirement that such amount be not more than $______________ during its fiscal year ending December 31, _____________.

                  Attached hereto are all relevant facts in reasonable detail to evidence, and the computations of the financial covenants referred to above. These computations were made in accordance with GAAP.

                                       HESKA CORPORATION


                                       By
                                         ---------------------------------------
                                         Ronald L. Hendrick
                                         Its Chief Financial Officer